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                                                                 Exhibit 3.2(ab)

                     FORM OF LIMITED PARTNERSHIP AGREEMENT
                      LAKE LOUISE COVES LIMITED PARTNERSHIP
               [TO BE RENAMED ISLEWORTH WEST LIMITED PARTNERSHIP]
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                        AGREEMENT OF LIMITED PARTNERSHIP
                      LAKE LOUISE COVES LIMITED PARTNERSHIP
               [TO BE RENAMED ISLEWORTH WEST LIMITED PARTNERSHIP]

THIS AGREEMENT OF LIMITED PARTNERSHIP is made and entered into with effect on and as of the Effective Date (defined below), by and among each of the General Partner and the Limited Partners, all as defined below, and who have executed and delivered this Agreement to be bound thereby with effect on and as of the Effective Date.

NOW THEREFORE, in consideration of the mutual promises made herein, the parties hereto agree as follows:

                         ARTICLE 1 - CERTAIN DEFINITIONS

Unless otherwise expressly provided or unless the context otherwise requires, the following terms used in this Agreement shall have the following respective meanings:

1.01 "ACCOUNTANT" means the firm of KPMG or such other firm of independent certified public accountants selected in accordance with Section 16.02(b).

1.02 "ACT" means the Revised Uniform Limited Partnership Act as in effect from time to time in the State of Florida.

1.03 "ADJUSTED CAPITAL ACCOUNT DEFICIT" means with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

     (a) Credit to such Capital Account any amounts which such Partner is obligated to restore to the Partnership pursuant to Section 1.704-1
          (b)(2)(ii)(C) of the Treasury Regulations or is deemed to be obligated to restore pursuant to the penultimate sentence of Section 1.704-2(g)(ii) of the Treasury Regulations or the penultimate sentence of Section 1.704-2(i)(5) of the Treasury Regulations; and

     (b) Debit to such Capital Account the items described in Section 1.7041(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

1.04 "AFFILIATE" means, when used with reference to a specified person, (1) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified person, (2) a Relative of a specified person who is an individual; (3) any person that is an officer, director, shareholder, partner, employee or trustee of, or serves in a similar capacity with respect to, the specified person and includes a Relative of any such officer, director, shareholder partner, employee or trustee or the like who is an individual, and (4) any person controlled by any person designated above. For purposes of the foregoing, "Relative" of an individual means such individual's ancestors, spouse, lineal descendants, siblings and the spouses of each ancestor, lineal descendant or sibling, and any member of the immediate household of such individual.

1.05 "AGREEMENT" or "PARTNERSHIP AGREEMENT" means this Agreement of Limited Partnership, as amended, modified, supplemented or restated from time to time.

1.06 "ALLAN GROUP" means, collectively, at the Effective Date, each of the Partners whose name is set forth on the attached Exhibit A under the heading "Allan Group" and thereafter any Affiliate of any such Partner to whom the whole or any part of the Partnership Interest held by such Partner on the Effective Date is transferred or assigned in accordance with the provisions of this Agreement.
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1.07 "BASE CAPITAL" means, with respect to a Partner, the Base Capital
Contributions of such Partner as adjusted from time to time by:

     (a) adding thereto all Profits allocated to such Partner in accordance with Section 6.04(a)(iv) to the extent that the allocation of such Profits relates to Losses previously allocated in accordance with Sections 6.04(b)(i) and (ii), and Section 6.04(a)(vi); and

     (b) deducting therefrom all Losses allocated to such Partner in accordance with Sections 6.04(b)(i) and 6.04(b)(ii).

The foregoing is intended to comply with the definition of "unreturned capital" set forth in Treasury Regulation Section 1.514(c)-2, and is to be interpreted consistently therewith.

1.08 "BASE CAPITAL CONTRIBUTION" means, with respect to a Partner, the amount of cash set opposite its name on the attached Exhibit A and contributed to the Partnership in accordance with Section 5.01(a) (herein collectively referred to as the "BASE CAPITAL CONTRIBUTIONS").

1.09 "BASE LOAN ADVANCES" means, with respect to a Partner, the outstanding principal balance from time to time of Loan Advances made to the Partnership by such Partner from time to time which constitute Base Loans.

1.10 "BASE LOAN INTEREST" means interest at the rate of 12% per annum computed on a daily basis on the Base Loan Advances of a Partner for the actual number of days elapsed, divided by 365, and payable both before and after default and judgement. The yearly rate of interest to which the rate calculated in accordance with the foregoing provisions of this paragraph is equivalent, is the rate so determined multiplied by the actual number of days in the calendar year and divided by 365.

1.11 "BASE LOANS" means the amounts advanced from time to time by any one or more of such Partners by way of loan to the Partnership.

1.12 "BUSINESS DAY" means a day other than a Saturday, Sunday or any day which is a legal holiday in the State of Florida.

1.13 "CAPITAL ACCOUNT" means, with respect to a Partner, the account of such Partner to be maintained as described in Article 5 and, for greater certainty, includes the Base Capital and Priority Capital Contributions, as from time to time adjusted in accordance with Article 5 and otherwise as provided in or contemplated by this Agreement.

1.14 "CAPITAL CONTRIBUTIONS" means the total amount of Base Capital Contributions and Priority Capital Contributions.

1.15 "CAPITAL PROCEEDS" means the net cash proceeds received by the Partnership from or as a result of a Capital Transaction, after deducting: (i) any expenses paid in connection therewith; (ii) any amounts applied by the General Partner in its sole and absolute discretion toward the payment of any indebtedness (including indebtedness owed to the General Partner) and other obligations of the Partnership, including payments of principal and interest on mortgages;
(iii) the payment of any other bona fide expenses; and (iv) the establishment of any reserves by the General Partner in its sole and absolute discretion. If the proceeds of any Capital Transaction are paid in more than one instalment, each such instalment shall be treated as a separate Capital Transaction for purposes of this definition.

1.16 "CAPITAL TRANSACTION" means any (i) sale or other disposition of the assets of the Partnership (other than sales in the ordinary course of business); (ii) financing or refinancing with respect to the assets of the Partnership; and
(iii) casualty insurance proceeds (other than business interruption insurance) or condemnation awards with respect to the Partnership's assets in excess of amounts required to be applied to payment of any indebtedness of the Partnership or expended in repair or restoration.

1.17 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent laws.

1.18 "CONTROL" or "CONTROLLED" where used in this Agreement to indicate a relationship to a person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise. For purposes of the foregoing, a person shall be deemed to hold voting securities beneficially owned by another person controlled by such first mentioned person or by an Affiliate of such other person.
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1.19 "CUMULATIVE BASE LOAN INTEREST" means the total of the Base Loan Interest accrued from the date on which each Base Loan Advance was made by the applicable Partner to the date at which such total is being determined.

1.20 "CUMULATIVE PRIORITY CAPITAL RETURN" means the total of the Priority Capital Returns from the date on which each Priority Capital Contribution was made by the applicable Partner to the date at which such total is being determined.

1.21 "EFFECTIVE DATE" means March 27, 1998, notwithstanding the actual date of execution and delivery of this Agreement.

1.22 "FISCAL YEAR" means, for both reporting and federal income tax purposes, the period from the Effective Date and ending on the immediately following May 31st, and thereafter the 12 month period commencing on June 1st and ending on May 31st in each calendar year, or such other financial year as may be determined by the General Partner.

1.23 "FUNDING PARTNER" means a Partner of any of the Other Partnerships that has any "Loan Advances", "Unrecovered Priority Capital Contributions" and/or "Unrecovered Preferred Capital Contributions", as provided for in or contemplated by the Other Partnership Agreements.

1.24 "GENERAL PARTNER" means Ashton Woods Florida L.L.C. (a Nevada limited liability company) and any person who after the Effective Date becomes a substitute or additional General Partner in accordance with the provisions of this Agreement.

1.25 "GREAT GULF GROUP" means, collectively, at the Effective Date, each of the Partners whose name is set forth on the attached Exhibit A under the heading "Great Gulf Group" and thereafter any Affiliate of any such Partner to whom the whole or any part of the Partnership Interest held by such Partner on the Effective Date is transferred or assigned in accordance with the provisions of this Agreement.

1.26 "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

     (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

     (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner (or an assignee of a Partner with respect to such Partner's Partnership Interest or any part thereof) of more than a de minimis amount of Partnership Property as consideration for an interest in the Partnership; and (iii) upon the liquidation of the Partnership within the meaning of Section
          1.7041 (b)(2)(ii)(g) of the Treasury Regulations; provided, however that the adjustments pursuant to the immediately preceding items (i) and (ii) shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners and any of their assignees in the Partnership;

     (c) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

     (d) The Gross Asset Values of the assets included in the Partnership Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 732(d), Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1 (b)(3)(iv)(m) of the Treasury Regulations. If the Gross Asset Value of any such asset has been determined or adjusted pursuant to Clause (a), (b) or (c) of this definition, such Gross Asset Value shall thereafter be adjusted by the depreciation or amortization taken into account with respect to such asset for purposes of computing profits and losses.
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1.27 "LIMITED PARTNERS" means, on and as of the Effective Date, those persons whose names and addresses are set forth on the attached Exhibit A, and such other persons who subsequent to the Effective Date are admitted to the Partnership as additional or substitute Limited Partners in accordance with the provisions of this Agreement.

1.28 "LOAN ADVANCES" means, with respect to a Partner, the amount advanced by way of loan to the Partnership by such Partner from time to time, being the aggregate amount of the Base Loan Advances of such Partner.

1.29 "LOSSES" means the aggregate of Net Non-operating Losses and the losses referred to in and resulting from the calculation of Operating Profits and Losses.

1.30 "METHOD OF ACCOUNTING" means the accrual method of accounting or any other method of accounting acceptable to the Accountant that the General Partner may select from time to time which shall be in accordance with generally accepted accounting principles now or hereafter in effect. All accounting terms not specifically defined herein shall be construed in accordance with the Method of Accounting.

1.31 "NET CASH FLOW" means Net Operating Cash less amounts payable to reduce Loan Advances and to pay interest thereon as provided for in Article 8 and to reduce indebtedness of the Partnership ranking subsequent to the Loan Advances.

1.32 "NET NON-OPERATING LOSSES" means the sum of taxable loss of the Partnership arising from or as a result of a Capital Transaction.

1.33 "NET NON-OPERATING PROFITS" means the sum of taxable income of the Partnership arising from or as a result of a Capital Transaction.

1.34 "NET OPERATING CASH" means for any given fiscal year or other accounting period of the Partnership, all cash received by the Partnership in such fiscal year or period (including Capital Proceeds), less all disbursements of cash including, without limitation, disbursements made to the General Partner to reimburse it for expenses as contemplated in Section 10.09, to pay operating expenses, reduce the indebtedness of the Partnership ranking in priority to or pari passu with the Loan Advances and to pay interest on such indebtedness and amounts used to establish reasonable reserve accounts but excluding any payments to reduce Loan Advances and to pay interest thereon as provided for in Article 8 and further excluding distributions made pursuant to Section 9.01. The General Partner acting reasonably shall determine at least semi-annually whether the reserves of the Partnership are in excess of the amount it reasonably deems sufficient for the continuing conduct of the business of the Partnership, including its working capital requirements, and such reserves shall be reduced by the amount of any such excess and such excess amount shall be added to Net Operating Cash.

1.35 "NONRECOURSE DEDUCTIONS" has the meaning set forth in Section 1.704-2(c) of the Treasury Regulations. The amount of Nonrecourse Deductions for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during the fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Treasury Regulations. If the amount of Nonrecourse Deductions during the Partnership taxable year exceeds the total amount of items of Partnership loss, deduction and Code Section 705(a)(2)(B) expenditures for the year, then the excess shall carry forward and shall be treated as an increase in Partnership Minimum Gain for the immediately succeeding taxable year for the purpose of determining whether there is a net increase or decrease in Partnership Minimum Gain (and Nonrecourse Deductions) during that succeeding Partnership taxable year. For this purpose, the items of Partnership loss, deduction and Section 705(a)(2)(B) expenditures for the year are determined without any regard to any item that is treated as a Partnership Nonrecourse Deduction.

1.36 "NONRECOURSE LIABILITIES" means liabilities of the Partnership treated as "nonrecourse liabilities" under Section 1.704-2(b)(3) of the Treasury Regulations.
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1.37 "OPERATING PROFITS AND LOSSES" means for each fiscal year of the
Partnership, an amount equal to the Partnership's taxable income or loss for such year or other period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

     (a) Any income of the Partnership that is exempt from federal income tax or otherwise described in Section 705(a)(1)(B) of the Code and not otherwise taken into account shall be added to such taxable income or loss;

     (b) Any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code and non-deductible syndication costs described in Section 709 of the Code and not otherwise taken into account shall be subtracted from such taxable income or loss; and

     (c) If the Gross Asset Value of any asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, in lieu of depreciation, amortization and other cost recovery deductions, there shall be taken into account depreciation for such fiscal year or other period equal to the amount that bears the same ratio to the Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction bears to the beginning adjusted tax basis, and in lieu of a gain or loss resulting from disposition of Partnership property and taken into account in computing taxable income or loss, there shall be taken into account gain or loss computed by reference to the Gross Asset Value of such Partnership property rather than its adjusted basis for federal income tax purposes.

     (d) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from disposition of such asset for purposes of computing Operating Profits and Losses.

1.38 "OTHER PARTNERSHIP AGREEMENTS" means, collectively, the Limited Partnership Agreements entered or to be entered into in respect of the Other Partnerships, respectively, as amended, modified, supplemented or restated from time to time.

1.39 "OTHER PARTNERSHIPS" means, collectively, Ashton Woods Orlando Limited Partnership and Butler Coves Limited Partnership, each formed and registered or to be formed and registered under the laws of the State of Florida.

1.40 "PARTNER GROUP" means each of the Allan Group, the Great Gulf Group and each other group of Partners who after the Effective Date is designated in writing as a Partner Group for purposes of this Agreement.

1.41 "PARTNER MINIMUM GAIN" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

1.42 "PARTNER NONRECOURSE DEBT" shall have the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

1.43 "PARTNER NONRECOURSE DEDUCTIONS" shall have the meaning set forth in
Section 1.704-2(i)(2) of the Treasury Regulations. The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during that fiscal year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributed to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(2) of the Treasury Regulations.

1.44 "PARTNERS" means, collectively, the General Partner and the Limited Partners. Individually each of them is referred to as a "PARTNER."

1.45 "PARTNERSHIP" means the limited partnership formed and named as provided for in this Agreement including Sections 2.01 and 2.02 hereof.

1.46 "PARTNERSHIP CAPITAL" means the total amount of all Capital Contributions.
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1.47 "PARTNERSHIP INTEREST" means, with respect a Partner, the beneficial interest owned by such Partner in the Partnership including the Capital Account and Loan Advances of such Partner and its other rights and entitlements as provided for in and subject to the provisions of this Agreement, in each case as the same may from time to time be adjusted or changed as provided for in this Agreement.

1.48 "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Sections 1.704-2(b)(2) and (d) of the Treasury Regulations.

1.49 "PARTNERSHIP PROPERTY" means the real property more particularly described in the attached Exhibit B and any real property which may, subject to the provisions of this Agreement, from time to time be purchased or otherwise acquired by the Partnership including, without limitation, all fixtures, improvements, structures, buildings and the like now or at any time hereafter located in or on such real property together with all personal property (both tangible and intangible) which may at any time and from time to time be held, received or acquired in connection with the said real property and the business carried on by the Partnership.

1.50 "PERCENTAGE INTEREST" means for a Partner, the percentage that such Partner's Base Capital Contribution is of the total Base Capital Contributions of all Partners, which as at the Effective Date is the percentage set forth opposite such Partner's name in the attached Exhibit A.

1.51 "PERMITTED ENCUMBRANCES" means any mortgages, pledges, charges, security interests, liens, restrictions, or other encumbrances and interests affecting any of the Partnership Property and the collective interests of the Partners therein or affecting the Partnership Interest of a Partner or any part thereof, in each case where the same is created in connection with any financing contemplated in Section 7.01.

1.52 "PERSON" means and includes individuals and the heirs, executors, administrators, or other legal or personal representatives of an individual, sole proprietorships, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, co-ownerships, co-tenancies, associations, companies, trusts, trustees, banks, trust companies, pension funds, land trusts, business trusts, any unincorporated organizations or other organizations or entities, whether or not legal entities and governments and agencies and political subdivisions thereof.

1.53 "PRINCIPAL PLACE OF BUSINESS" means 20 North Orange Avenue, Suite 1400, Orlando, Florida 32801.

1.54 "PRIORITY CAPITAL" means the amounts contributed from time to time by any one or more of the Partners to the capital of the Partnership, other than to Base Capital.

1.55 "PRIORITY CAPITAL CONTRIBUTIONS" means, with respect to a Partner, the amounts contributed as capital to the Capital Account of such Partner from time to time which constitutes Priority Capital.

1.56 "PRIORITY CAPITAL RETURN" means an amount equal to 12% per annum computed on a daily basis on the Unrecovered Priority Capital Contributions of a Partner for the actual number of days elapsed, divided by 365, compounded annually.

1.57 "PROFITS" means the aggregate of Net Non-operating Profits and the income referred to in and resulting from the calculation of Operating Profits and Losses.

1.58 "SECURITIES ACT OF 1933" means the Securities Act of 1933, as amended from time to time.

1.59 "TAX MATTERS PARTNER" or "TMP" means the General Partner acting as such in accordance with the provisions of this Agreement.

1.60 "TRANSFER" means any sale (including, without any limitations, a judicial sale), assignment, exchange, transfer, gift, devise or bequest, or the mortgage, pledge, grant of a security interest or lien in, or other encumbrance, whether voluntary or by operation of law, or any other disposition or type of conveyance or any agreement(s) to do any of the foregoing, in each case whether by the Partnership with respect to the Partnership Property, or by a Partner, of the whole or any part of such Partner's Partnership Interest (which for greater certainty includes any of such Partner's rights under this Agreement). In addition to the foregoing, a Transfer shall be deemed to occur or be effected on a change of control of a Partner, whether such change of control occurs as a result of such Partner issuing voting securities, amalgamating, merging, consolidating or in any other manner combining with another person, or effecting any other procedure, a result of which is to achieve indirectly that which is not permitted to be
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effected directly under this Agreement, or such change in control occurs as a result of a transfer of voting securities by any shareholder(s) of a Partner, all except and to the extent any change of control is to any one or more of the Partners comprising the Great Gulf Group or the Allan Group.

1.61 "TREASURY REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as they may be amended from time to time.

1.62 "UNPAID BASE LOAN INTEREST" means an amount equal to the Cumulative Base Loan Interest with respect to a Partner accrued for all periods to the date as at which the amount is being determined, less the aggregate amount of all distributions made to such Partner pursuant to Sections 8.05(a) and (d).

1.63 "UNPAID PRIORITY CAPITAL RETURN" means an amount equal to the Cumulative Priority Capital Return with respect to a Partner accrued for all periods to the date as at which the amount is being determined, less the aggregate amount of all distributions made to such Partner pursuant to Sections 9.01(i) and (iii).

1.76 "UNRECOVERED PRIORITY CAPITAL CONTRIBUTIONS" means, with respect to a Partner, an amount which at the date of determination is equal to the aggregate amount of all Priority Capital Contributions made by such Partner reduced by the aggregate amount of distributions to such Partner pursuant to Sections 9.01(ii) and (iv). The foregoing is intended to comply with the definition of "unreturned capital" set forth in Treasury Regulation Section 1.514(c)-2, and is to be interpreted consistently therewith.

            ARTICLE 2 - FORMATION, NAME, AFFIDAVIT AND ANNUAL REPORT

2.01 FORMATION: The General Partner and the Limited Partners hereby form the Partnership as a Florida limited partnership pursuant to the provisions of the Act effective on the Effective Date.

2.02 NAME: The name of the Partnership is "Lake Louise Coves Limited Partnership" which name is to be changed as soon as practicable to "Isleworth West Limited Partnership". The General Partner may change the name of the Partnership and adopt such trade and fictitious names as it may deem appropriate. Upon such change, the General Partner shall provide the Limited Partners with notice of such change.

2.03 AFFIDAVIT OF CONTRIBUTIONS: An affidavit declaring the actual and anticipated amount contributed to the Partnership by the Limited Partners will accompany the Certificate of Limited Partnership and amendments thereto to be filed, as and when applicable, with the Florida Secretary of State.

2.04 ANNUAL REPORT: The General Partner shall cause the Partnership to file an annual report with the Florida Secretary of State on or before January 1st of each calendar year, on the form provided from time to time by the Florida Secretary of State.

                                ARTICLE 3 - TERM

3.01 The Partnership shall continue until terminated as provided in Article 17.

               ARTICLE 4 - CHARACTER & PRINCIPAL PLACE OF BUSINESS

4.01 CHARACTER OF THE BUSINESS: The Partnership is being organized solely for the purposes of purchasing for investment, or engaging in the business of development, promotion and sale of, the real property included in the Partnership Property and to engage in such other activities related either directly or indirectly to such business as the General Partner may hereafter from time to time reasonably determine to be necessary, advisable or convenient to the promotion or conduct of the said business of the Partnership.
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4.02 PRINCIPAL PLACE OF BUSINESS: The Principal Place of Business shall be maintained as the principal place from which the Partnership conducts its business until it is changed by the General Partner. The General Partner shall deliver written notice of a change in the Principal Place of Business to the Limited Partners substantially contemporaneously with effecting any such change. The General Partner may establish additional places of business of the Partnership when and where required by, or desirable for, the Partnership's business, as the General Partner from time to time determines in its sole discretion.

                        ARTICLE 5 - CAPITAL CONTRIBUTIONS

5.01 CONTRIBUTIONS OF PARTNERS:

     (A) BASE CAPITAL CONTRIBUTIONS: The General Partner and each of the Limited Partners have or shall contemporaneously with its execution and delivery of this Agreement contribute to the Partnership cash in the amount set opposite its name on the attached Exhibit A, representing its Base Capital Contribution.

     (B) PRIORITY CAPITAL CONTRIBUTIONS BY GREAT GULF GROUP: The Limited Partners comprising the Great Gulf Group have or shall contribute to the Partnership $1,200,000 as and representing Priority Capital Contributions by such Limited Partners, each in the proportion which their respective Percentage Interests are to the total Percentage Interests of the Limited Partners comprising the Great Gulf Group.

     (C) OTHER CAPITAL CONTRIBUTIONS: No Partner has any obligation to make any Capital Contributions (whether as Priority Capital Contributions or otherwise) in addition to those provided for in the foregoing subparagraphs (a) and (b) except as such Partner may, in its sole discretion, agree to in writing and except as may be provided for pursuant to the Other Partnership Agreements.

5.02 ORDER OF CAPITAL CONTRIBUTIONS: Any amounts being paid to the Partnership by or on behalf of a Partner as a contribution to the capital of the
Partnership:

     (a)  in accordance with Section 7.02(b); or

     (b) in accordance with a requirement to do so pursuant to any of the Other Partnership Agreements; or

     (c)  otherwise;

shall, at the time of such payment, constitute a Priority Capital Contribution by such Partner.

5.03 PERCENTAGE INTERESTS: Each Partner's Percentage Interest is set opposite the name of such Partner in the attached Exhibit A. Such percentage shall be amended to reflect changes in Percentage Interests as a result of Transfers permitted by and made in accordance with the provisions of this Agreement. The General Partner shall amend the Partnership's certificate of registration to reflect any such changes, as and when required by the Act or otherwise required by law.

5.04 CAPITAL ACCOUNTS:

(a) Each Partner shall have a capital account which shall be maintained in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations, which generally require that each capital account be increased by
(i) the amount of money contributed by the Partner to the Partnership, (ii) the fair market value of property contributed by the Partner to the Partnership (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code), and
(iii) allocations to the Partner of Partnership income and gain (or items thereof), including income and gain exempt from tax, and be decreased by (x) the amount of money distributed to the Partner by the Partnership, (y) the fair market value of the property distributed to the Partner by the Partnership (net of liabilities securing such distributed property that the Partner is considered to assume or take subject to under Section 752 of the Code), (ii) allocations to the Partner of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code, and (z) allocations of Partnership loss and deduction (or items thereof).

(b) Upon a distribution in kind of Partnership property, the Capital Account of each Partner will be debited or credited with such Partner's allocable share of gain or loss which would have been recognized by the Partnership had the property been sold for an amount equal to the fair market value immediately prior to such distribution.

5.05 WITHDRAWAL FROM CAPITAL ACCOUNTS: Prior to the dissolution and liquidation of the Partnership, no Partner shall be entitled to withdraw any part of the Capital Account of such Partner or to receive any distribution from the Partnership, except as provided in this Agreement.

5.06 LIMITED LIABILITY OF LIMITED PARTNERS: The liability of each of the Limited Partners shall be limited to the Capital Contribution made or required to be made by such Limited Partner in accordance with Section 5.01. Save only as provided in the immediately preceding sentence, the Limited Partners and each of them shall not have any other liability to contribute money to, or in respect of the liabilities or obligations of, the Partnership, nor shall the Limited Partners or any of them be personally liable for any obligations of the Partnership other than as required by the Act. The Limited Partners and each of them shall not, unless otherwise agreed in writing and as specifically required by the provisions of any of the Other Partnership Agreements, be obligated to make loans to the Partnership.

5.07 NO INTEREST ON CAPITAL CONTRIBUTIONS: No interest or additional share of Net Cash Flow shall be paid or credited to any of the Partners on their Capital Accounts or on any undistributed Net Cash Flow or funds left on deposit with the Partnership, all except as otherwise specifically provided for in and subject to the provisions of this Agreement.

5.08 GENERAL PROVISIONS: Any person succeeding to the Partnership Interest of any Limited Partner or a portion thereof shall, upon becoming a substitute Limited Partner, succeed to the Capital Account of the predecessor Limited Partner at the date the Transfer became effective to the extent the Transfer relates to the Partnership Interest or portion thereof transferred to such substitute Limited Partner.

                   ARTICLE 6 - ALLOCATION OF PROFITS & LOSSES

6.01 MINIMUM GAIN CHARGEBACK: IF there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be allocated items of income and gain for such year (and, if necessary, for subsequent years) equal to such Partner's share of the net decrease in Partnership Minimum Gain during such year. This Section 6.01 is intended to constitute a "minimum gain chargeback" within the meaning of Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

6.02 PARTNER MINIMUM GAIN CHARGEBACK: Notwithstanding anything to the contrary, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such year (and if necessary for subsequent years) in an amount equal to such Partner's share of the net decrease in partner Minimum Gain attributable to such Partner Recourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, that is allocable to the disposition of Partnership Property subject to such Partner Nonrecourse Debt determined in accordance with Section 1.7042(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. This Section 6.02 is intended to comply with the Partner Minimum Gain Chargeback requirement of the Treasury Regulations and shall be interpreted consistent therewith.

6.03 OTHER ALLOCATION RULES: No allocation deduction or loss shall be made to a Partner, if it would result in such Partner having an Adjusted Capital Account Deficit. Notwithstanding any other provisions of this Article, in the event that any Partner unexpectedly receives an adjustment, allocation or distribution described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations that results in such Partner having a negative balance in its Capital Account in excess of the amount that it is required to restore on the liquidation of the Partnership, then, to the extent required by Section 1.704-1
(b)of the Treasury Regulations, the Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible. This Section 6.03 is intended to comply with Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

6.04 PROFITS & LOSSES: Except as otherwise provided in this Agreement including, without limitation, this Article 6, Profits and Losses shall be determined as at the end of each fiscal year in accordance with the accounting method followed for federal income tax purposes, and shall be allocated to the Partners in the order of priority as follows:

     (a)  PROFITS:

          (i) First, to the applicable Partners, to recover in the order of the following subparagraphs any Losses previously allocated pursuant to subparagraphs (b)(vii) and (viii), in each case pro rata in the proportion such Partners were, respectively, previously allocated the Losses being offset. To the extent any previous allocations of Losses are recovered pursuant to this subparagraph
               (a)(i), those previous allocations of Losses shall be disregarded for purposes of computing subsequent allocations of such Losses pursuant to this Article 6;

          (ii) Second, to the applicable Partners, to recover in the order of the following subparagraphs any Losses previously allocated pursuant to the following subparagraphs, namely (b)(vi) and (v), in each case pro rata in the proportion such Partners were, respectively, previously allocated the Losses being offset. To the extent any previous allocations of Losses are recovered pursuant to this subparagraph (a)(ii), those previous allocations of Losses shall be disregarded for purposes of computing subsequent allocations of such Losses pursuant to this Article 6;

          (iii) Third, to the Partners, on account of their respective Cumulative Priority Capital Returns on their respective Priority Capital Contributions which are in excess of their respective Percentage Interests of the total Unrecovered Priority Capital Contributions, in respect of which Profits have not been previously allocated, pro rata among such Partners in the proportions that their respective Priority Capital Contributions are in excess of their respective Percentage Interests of the total Unrecovered Priority Capital Contributions, until the cumulative Profits allocated to the Partners pursuant to this subparagraph (a)(iii) is equal to the total of the Cumulative Priority Capital Returns of the Partners on such excess in respect of which Profits have not been previously allocated;

          (iv) Fourth, to the applicable Partners, to recover in the order of the following subparagraphs any Losses previously allocated pursuant to the following subparagraphs, namely (b)(iv), (iii),
               (ii) and (i), in each case pro rata in the proportion such Partners were, respectively, previously allocated the Losses being offset. To the extent any previous allocations of Losses are recovered pursuant to this subparagraph (a)(iv), those previous allocations of Losses shall be disregarded for purposes of computing subsequent allocations of such Losses pursuant to this Article 6;

          (v) Fifth, to the Partners, pro rata in the proportion that their respective Cumulative Priority Capital Returns in respect of which Profits have not been previously allocated is to the total Unrecovered Priority Capital Contributions of the Partners, until the cumulative Profits allocated to the Partners pursuant to this subparagraph (a)(v) is equal to the total of the Cumulative Priority Capital Returns of the Partners in respect of which Profits have not been previously allocated; and

          (vi) Thereafter, to the Partners pro rata in accordance with their respective Percentage Interests.

     (B)  LOSSES:

          (i) First, to the Partners to offset any Profits previously allocated pursuant to subparagraph (a)(vi) above, pro rata among the Partners each pro rata in the proportion that it was allocated its share of the Profits being offset;

          (ii) Second, to the Partners pro rata in proportion to their respective Percentage Interests of the total Base Capital up to the amount of same;

          (iii) Third, to the Partners to offset any Profits previously allocated pursuant to subparagraph (a)(v) above, pro rata among the Partners each in the proportion that it was allocated its share of the Profits being offset;

          (iv) Fourth, to the Partners pro rata in proportion to their respective Percentage Interests of the Unrecovered Priority Capital Contributions which are not in excess of their respective Percentage Interests of the total Unrecovered Priority Capital Contributions, up to the amount of such pro rata portion;

          (v) Fifth, to the Partners to offset any Profits previously allocated pursuant to subparagraph (a)(iii) above, pro rata among the Partners each in the proportion that it was allocated its share of the Profits being offset;

          (vi) Sixth, to the Partners to reduce their respective Priority Capital Contributions which are in excess of their respective Percentage Interests of the total Unrecovered Priority Capital Contributions, pro rata among such Partners in the proportions that their respective Unrecovered Priority Capital Contributions are in excess of their respective Percentage Interests of the total Unrecovered Priority Capital Contributions, up to the amount of such excess;

          (vii) Seventh, to the Partners pro rata in proportion to their respective Percentage Interests of the outstanding amounts owing for the AmSouth Loan, up to the amount of such pro rata portion.

          (viii) Thereafter, all remaining Losses shall be allocated to the General Partner.

To the extent any previous allocations of Profits have been offset pursuant to subparagraphs (b)(i) through (b)(vii), those previous allocations of Profits shall be disregarded for purposes of computing subsequent allocations pursuant to this Article 6.

6.05 NONRECOURSE DEDUCTIONS:

     (a) Nonrecourse Deductions shall be allocated among the Partners consistent with Section 704(b) of the Code.

     (b) Any Partner Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt as determined in accordance with Section 1.704-2(i) of the Treasury Regulations.

6.06 GENERAL PROVISIONS: Whenever a proportionate part of Profits or Losses is credited or charged to a Partner's Capital Account, every item of income, gain, loss, deduction or credit entering into the computation of the Profits or Losses, or applicable to the period during which the Profits or Losses are realized, shall be considered credited or charged, as the case may be, to the applicable component of such Partner's Capital Account in the same proportion and in the order of priority and as otherwise provided for in this Article 6.

As between a Limited Partner and a transferee of such Limited Partner, unless otherwise agreed by them and the Management Committee, or with respect to the Partners upon the admission of a Limited Partner, Profits and Losses for any fiscal year (or portion thereof, as the case may be) shall be determined by the Management Committee which determination shall take into consideration but not be required to made in accordance with the desires of the Limited Partner and the transferee of such Limited Partner or the Limited Partner being admitted.

6.07 CURATIVE ALLOCATION: The allocations set forth in Sections 6.01, 6.02 and
6.03 (the "REGULATORY ALLOCATIONS") comply with certain requirements of Section 1.704-1 and -2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to allocate Profits or Losses or divide Partnership distributions. Accordingly, notwithstanding the other provisions of this Article 6, but subject to the Regulatory Allocations, the Profits and Losses and items of income, gain, deduction and losses of the Partnership may be allocated among the Partners so as to eliminate the effect of the Regulatory Allocations, and thereby to cause the respective Capital Accounts of the Partners to be in the amounts in which they would have been if Profits or Losses and such other amounts of income, gain, deduction and loss had been allocated without reference to the Regulatory Allocations. The General Partner shall have discretion to accomplish the result in any reasonable manner.

6.08 TAX ALLOCATIONS: All items of Partnership income, gain, loss and deduction, including Nonrecourse Deductions, shall be allocated for federal, state and local income tax purposes by the General Partner, acting reasonably, to and among the Partners in the same manner that the corresponding items of Partnership income, gain, loss and deduction are allocated for book purposes, except as otherwise provided in this Article 6.

6.09 CHARACTER OF GAIN: If the net gain from any disposition of an asset included in the Partnership Property is capital gain in part and, as the result of depreciation recapture or otherwise, ordinary income in part, the ordinary income portion of such gain shall first be allocated to each Partner in the same proportion as the depreciation allocated to such Partner (or its predecessor) which gave rise to such ordinary income bears to such deductions allocated to all Partners (and their predecessor-partners), provided that any allocation pursuant to this Section shall not exceed the total amount of gain allocated to such Partner with respect to such disposition. Any ordinary income not allocated to a Partner because of the proviso clause in the preceding sentence shall be allocated to the other Partners in the ratio in which each of them generally share in profits and losses in connection with the event giving rise to the gain.

6.10 ALLOCATION OF NONRECOURSE DEBT: Solely for purposes of determining a Partner's proportionate share of excess Nonrecourse Liabilities of the Partnership within the meaning of Section 1.752-3 of the Treasury Regulations, the Partner's interest in Partnership profits shall be the Partner's Percentage Interest.

6.11 ALLOCATION OF INHERENT GAIN IN PROPERTY:

     (a) Pursuant to Section 704(c) of the Code, income, gain, loss and deduction with respect to property contributed by the Partners (or property whose basis is determined by reference solely to the Partner who contributed such property) shall be allocated in a manner to take account of the variation between the tax basis of the property and initial Gross Asset Value in accordance with the method described in Section 1.704-3 selected by the General Partner. This Section is intended to comply with Section 704(c) of the Code and shall be interpreted consistent therewith. Allocations made pursuant to this Section shall not increase or decrease or otherwise affect the respective Capital Accounts of the Partners.

     (b) In the event the Gross Asset Value of any asset included in the Partnership Property is adjusted pursuant to Clause (b)(ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulation thereunder. Allocations made pursuant to this Section shall not increase or decrease or otherwise affect the respective Capital Accounts of the Partners.

                     ARTICLE 7 - ADDITIONAL FINANCING, ETC.

7.01 EXTERNAL FINANCING: Financing as required by the Business Plan (provided for in Section 10.03) is to be obtained by the Partnership from external sources to the fullest extent it is available on commercially reasonable terms, as approved by the Management Committee.

Any such external financing will, if required by a lender and approved by Limited Partners who hold in the aggregate at least 51% of the total Percentage Interests of the Partners, be secured upon the Partnership Interests, will be without recourse to each Limited Partner except as to their respective Partnership Interests and shall be several and not joint or joint and several (except as to realization on the Partnership Interests in the event of a realization by the secured party). However, if such financing is required by a lender to be with recourse and on a several or joint and several basis among the Limited Partners and Limited Partners who hold in the aggregate at least 51% of the total Percentage Interests of the Partners approve such requirement of the lender, each of the Limited Partners shall enter into such guarantees or indemnities as the lender may require and be responsible for such portion of such financing as is equal to the proportion which it's Percentage Interest is to the total Percentage Interests of the Limited Partners. If the obligations of the Limited Partners are on a joint and several basis, such obligations will be subject to mutual indemnification in accordance with Section 18.05 to the end that the liabilities of each of them as between and amongst themselves will always be limited as provided in Section 18.05.

Each Limited Partner shall comply, at all times, with all of its obligations under any external financing and shall provide any information concerning such Limited Partner which may be required by a lender in connection with any such financing.

7.02 ADDITIONAL FINANCING BY LIMITED PARTNERS: If external financing contemplated in Section 7.01 is not available to the Partnership then, subject to the approval of the Management Committee, Limited Partners may, at their option, but will not be obligated to, provide the requisite financing to the Partnership, each pro rata in the proportion that their Percentage Interest is to the total amount of such financing being sought by the Partnership, adjusted to account for Limited Partners who do not exercise their option to provide such financing. A Limited Partner shall exercise its said option by delivery to the Partnership of the funds in the amount of financing it desires to provide to the Partnership together with its written designation electing to provide such financing either:

     (a) subject to Sections 8.01 and 8.02, by way of a loan to the Partnership as a Base Loan Advance the terms of which Loan Advances are provided for in Article 8; or

     (b) subject to Section 5.02, by way of a Capital Contribution as a Priority Capital Contribution.

If any of the Partners provide financing as contemplated in this Section 7.02 and the Limited Partners comprising the Allan Group subsequently determine that replacement financing from an external source is available from a reputable financial institution or other reputable person, the terms and conditions of which are commercially reasonable, do not contain any greater restrictions and are more favourable than the financing provided by such Partners, then any nominee of the Allan Group on the Management Committee may cause a meeting of the Management Committee to be held at which such nominee of the Allan Group will table the written terms and conditions of such replacement financing. If such replacement financing is available from a reputable financial institution or other reputable person and the terms and conditions thereof are commercially reasonable, do not contain any greater restrictions and are more favourable than the financing provided by the said Partners, then the Management Committee shall confirm and approve such replacement financing. On the Management Committee giving such approval, the General Partner shall use commercially reasonable efforts to obtain and implement the said replacement financing. Upon obtaining the said replacement financing, the proceeds will be applied by the Partnership to repay the outstanding balances of the financing obtained by the Partnership from the relevant Partners and all other amounts then owing to such Partners in connection therewith.

7.03 A&D LOAN : The Partnership has arranged a mortgage facility with AmSouth Bank in the maximum principal amount of $7,500,000 (the "AMSOUTH LOAN"). The AmSouth Loan is to be advanced in stages to assist in the financing of development costs of the Partnership Property.

The Limited Partners comprising the Great Gulf Group together with certain of their respective affiliated corporations (collectively, the "GREAT GULF AFFILIATES") delivered their guarantees (including postponements of claim) of the AmSouth Loan to AmSouth, true copies of which guarantees have been delivered to the Limited Partners comprising the Allan Group (which guarantees as the same may be amended, modified, supplemented or restated from time to time are herein collectively referred to as the "AMSOUTH GUARANTEES").

Each of the Allan Group and the Great Gulf Group will use their best efforts to cause AmSouth to "sever" the AmSouth Loan including the existing security granted in connection therewith and to replace the existing guarantees (referred to above), with guarantees on a several basis as between the Great Gulf Group and the Allan Group on the basis that the Great Gulf Group and the Allan Group will each provide guarantees acceptable to AmSouth of the requisite guaranteed amount of the AmSouth Loan, in the proportion which the total of the Percentage Interests held by the Limited Partners comprising such Group is of the total Percentage Interests of the Limited Partners.

Until such time as AmSouth agrees to restructure the AmSouth Loan and the AmSouth Guarantees, as contemplated above, each of the Limited Partners shall:

     (a) as between and amongst each other, be liable for the obligations and liabilities arising under any of the AmSouth Guarantees entered into by the Limited Partners comprising the Great Gulf Group, in accordance with the provisions of Section 18.05 as if each of the Limited Partners were jointly and severally liable with each other under each of the said AmSouth Guarantees; and

     (b) indemnify each of the Great Gulf Affiliates for the obligations and liabilities arising under any of the AmSouth Guarantees entered into by the Great Gulf Affiliates on the same basis as provided for in
          Section 18.05, as if each of the Limited Partners were jointly and severally liable with each other under each of the said AmSouth Guarantees and each of the Limited Partners will, substantially contemporaneously with its execution and delivery of this Agreement, execute and deliver a written indemnity in favour of the Great Gulf Affiliates, accordingly.

                            ARTICLE 8 - LOAN ADVANCES

8.01 LIMITATIONS RE LOAN ADVANCES: Funds may not be advanced by or on behalf of a Partner (a "LENDING PARTNER") to the Partnership by way of loan where any of the other Partners have Unrecovered Priority Capital Contributions, unless and until such Lending Partner's Unrecovered Priority Capital Contributions are at least equal to such Lending Partner's Percentage Interest of the total Unrecovered Priority Capital Contributions of the Partners.

8.02 ORDER OF LOAN ADVANCES: Any funds being advanced to the Partnership by or on behalf of a Partner to the Partnership by way of loan:

     (a)  in accordance with Section 7.02(a); or

     (b) in accordance with a requirement to do so pursuant to any of the Other Partnership Agreements;

shall, at the time of such advance, constitute a Base Loan Advance by such Partner.

8.03 PAYMENTS RE LOAN ADVANCES: The Partnership shall pay Base Loan Interest in arrears on the Base Loan Advances of a Partner and repay the Base Loan Advances, all out of Net Operating Cash in the priority and otherwise as provided for in
Section 8.05, but in any event on or before the earlier of December 31, 2019 and the date immediately preceding the date on which the Partnership is dissolved.

The obligation to pay interest provided for in the immediately preceding paragraph is subject to the provisions of Section 8.07.

8.04 PROMISSORY NOTES: The General Partner will cause the Partnership to make and deliver a promissory note to and in the name of a Partner with respect to each Loan Advance made by such Partner to evidence same, which note shall contain the terms of the relevant Loan Advance as provided for in this Agreement. Each such promissory note will be:

     (a) delivered to the Partner substantially contemporaneously with the receipt by the Partnership of the relevant Loan Advance; and

     (b)  shall be in the form set out in the attached Exhibit C.

At all times while any of the said promissory notes are outstanding, a register shall be kept by, or on behalf and under the direction of, the General Partner in which shall be entered the names and addresses of the noteholders and particulars of the promissory notes held by them respectively and a register of transfers in which shall be kept particulars of all transfers of the said notes.

8.05 PAYMENTS RE LOAN ADVANCES: Distributions of Net Operating Cash may only be made by the General Partner to the Partners, and each of the Partners shall only be entitled to receive its share (as determined in accordance with the provisions of this Agreement) of amounts to be distributed out of Net Operating Cash, after deduction from such amounts for amounts, if any, owing by such Partner to the Partnership and as provided for in Article 21, but in priority to any distributions of Net Cash Flow provided for in Article 9, in payment of Loan Advances and interest thereon in the following order of priority:

(a) first, on account and in payment of Unpaid Base Loan Interest, to the Partners pro rata in the proportion that their respective Unpaid Base Loan Interest on their Base Loan Advances in excess of their respective Percentage Interests of the total Base Loan Advances are of all such Unpaid Base Loan Interest of the Partners, in an amount equal thereto;

(b) second, on account and in repayment of the Base Loan Advances, to the Partners pro rata in the proportion that their respective Base Loan Advances in excess of their respective Percentage Interests of the total Base Loan Advances are of all such excess Base Loan Advances of the Partners, in an amount equal thereto;

(c) third, on account and in payment of Unpaid Base Loan Interest, to the Partners pro rata in the proportion that their respective Unpaid Base Loan Interest on their Base Loan Advances that are in proportion to their respective Percentage Interests of the total Base Loan Advances of the Partners, are of all such Unpaid Base Loan Interest, in an amount equal thereto;

(d) fourth, on account and in repayment of the Base Loan Advances, to the Partners pro rata in the proportion that their respective Base Loan Advances that are in proportion to their respective Percentage Interests of the total Base Loan Advances of the Partners, are of all such Base Loan Advances, in an amount equal thereto;

and shall, subject to Section 9.05, be directed to the applicable Partners at their respective addresses in accordance with Section 23.01.

8.06 LIMITATION: Notwithstanding the foregoing, no distribution of Net Operating Cash will be made pursuant to this Article 8 except to the extent and out of unencumbered cash funds of the Partnership sufficient for the distribution after taking into account (except in the case of dissolution of the Partnership) the amounts which should be set aside to provide a reasonable reserve for the continuing conduct of the business of the Partnership, including its working capital requirements.

8.07 LIMITATION RE INTEREST: Each of the obligations to pay interest provided for in this Agreement including, without limitation, as provided for in this
Article 8 with respect to Loan Advances is subject to the limitation that payments of such interest shall not be required to the extent that receipt of any such payment by the payee would be contrary to provisions of law applicable to such payee (if any) which limit the maximum rate of interest which may be charged or collected by the payee; provided, however, that nothing herein shall be construed to limit the payee to presently existing maximum rates of interest if an increased interest rate is hereafter permitted by reason of applicable federal or state legislation. In the event that a payor makes any payment of interest, fees or other charges, however denominated, in respect of a Loan Advance or other amount or obligation which payment results in the interest paid to the payee exceeding the maximum rate of interest permitted by applicable law, any excess over such maximum shall be applied in reduction of the principal balance owed to the payee as at the date of such payment, or if such excess exceeds the amount of principal owed to the payee as at the date of such payment, the difference shall be paid by the payee to the payor.

                   ARTICLE 9 - DISTRIBUTIONS OF NET CASH FLOW

9.01 NET CASH FLOW: Net Cash Flow may only be distributed by the General Partner. Distributions of Net Cash Flow will be made by the General Partner in such amounts and at such times as the General Partner in its sole discretion determines acting reasonably, provided that no distributions of Net Cash Flow may be made until the Loan Advances and the Unpaid Base Loan Interest have been paid pursuant to Article 8.

Subject to the foregoing, distributions of Net Cash Flow may only be made by the General Partner to the Partners, and each of the Partners shall only be entitled to receive its share (as determined in accordance with the provisions of this Agreement) of amounts to be-distributed out of Net Cash Flow, after deduction from such amounts for amounts, if any, owing by such Partner to the Partnership and as provided for in Article 21, in payment of the following matters and in the following order of priority:

(i) first, to the Partners, on account of their respective Unpaid Priority Capital Returns on their respective Priority Capital Contributions which are in excess of their respective Percentage Interests of the total Unrecovered Priority Capital Contributions, pro rata among such Partners in the proportions that their respective Priority Capital Contributions are in excess of their respective Percentage Interests of the total Unrecovered Priority Capital Contributions, until the amounts distributed to the Partners pursuant to this subparagraph (i) is equal to the total of the Unpaid Priority Capital Returns of the Partners on such excess;

(ii) second, to the Partners to reduce their respective Priority Capital Contributions which are in excess of their respective Percentage Interests of the total Unrecovered Priority Capital Contributions, pro rata among such Partners in the proportions that their respective Priority Capital Contributions are in excess of their respective Percentage Interests of the total Unrecovered Priority Capital Contributions, up to the amount of such excess;

(iii) third, to the Partners, pro rata in proportion to their respective Percentage Interests of the aggregate balance of their Unpaid Priority Capital Returns, up to the amount of such balance;

(iv) fourth, to the Partners pro rata in proportion to their respective Percentage Interests of the balance of the Unrecovered Priority Capital Contributions, up to the amount of such balance;

(v) fifth, an amount equal to the balance, if any, of Net Cash Flow remaining after the foregoing, to the Partners pro rata in proportion to their respective Percentage Interests;

and shall, subject to Section 9.05, be directed to the applicable Partners at their respective addresses in accordance with Section 23.01.

9.02 LIMITATION: Notwithstanding the foregoing, no distribution of Net Cash Flow will be made except to the extent and out of unencumbered cash funds of the Partnership sufficient for the distribution after taking into account (except in the case of dissolution of the Partnership) the amounts which should be set aside to provide a reasonable reserve for the continuing conduct of the business of the Partnership, including its working capital requirements.

9.03 DISTRIBUTION OF ASSETS IN KIND: Any assets included in the Partnership Property may be distributed to any of the Partners in kind, as the Management Committee may determine pursuant to Section 10.04(b)(v). Any such asset so distributed shall be valued by the Management Committee to determine the gain or loss which would have resulted if such asset were sold for cash, and the Capital Account of the Partner to whom such asset is so distributed shall be adjusted to reflect how the gain or loss would have been allocated in accordance with the provisions of this Agreement as such Partner would have been entitled to cash distributions had such asset been sold at such assigned value.

9.04 DEMAND FOR DISTRIBUTION: No Partner shall be entitled to demand and receive a distribution of Partnership Property in return for its Capital Contributions.

9.05 DIRECTION RE DISTRIBUTIONS - OTHER PARTNERSHIPS: A Funding Partner may, in its sole discretion, require by written notice (provided for further below) that a Partner who:

     (a)  is not a Funding Partner, or

     (b) is a Funding Partner who in respect of any of the Other Partnerships has "Loan Advances", "Unrecovered Priority Capital Contributions" and/or "Unrecovered Preferred Capital Contributions" (all as provided for in the applicable Other Partnership Agreements) in an amount which is less than its Percentage Interest in such Other Partnership of the total amount of the "Loan Advances", "Unrecovered Priority Capital Contributions" and/or "Unrecovered Preferred Capital Contributions", of and as applicable to such Other Partnership and the partners thereof;

pay all or any part of any payment to be made to such Partner pursuant to
Article 8 and/or any distribution to be made to such Partner (the "UNDERFUNDED PARTNER") pursuant to either Section 9.01 or Section 17.04, in each case after the date of delivery of such notice, to such Other Partnership by way of a loan advance or capital contribution, as applicable in accordance with the provisions of the Other Partnership Agreement for such Other Partnership and as specified in such notice accordingly, until the aggregate amount so paid by the Underfunded Partner to such Other Partnership equals the amount that its Percentage Interest in such Other Partnership is of the total amount of "Loan Advances", "Unrecovered Priority Capital Contributions", "Unrecovered Preferred Capital Contributions", "Unpaid Base Loan Interest", "Unpaid Preferred Loan Interest", "Unpaid Priority Capital Return" and "Unpaid Preferred Capital Return" of and as applicable to such Other Partnership and the partners thereof as provided for in it's Other Partnership Agreement.

The said notice shall be signed by the Funding Partner, addressed and delivered by it to the Underfunded Partner and the General Partner of each of the Partnership and the Other Partnership and shall on such delivery, without further formality, constitute an irrevocable direction by such Underfunded Partner to the General Partner and the Partnership to pay the said distributions to the Other Partnership in accordance with such notice and on behalf of such Underfunded Partner, and the General Partner and the Partnership will comply with the said notice and direction.

Notwithstanding the foregoing, a Funding Partner may not deliver the notice provided for above requiring the Underfunded Partner to pay distributions to any of the Other Partnerships unless the amount of such Funding Partner's "Loan Advances", "Unrecovered Priority Capital Contributions" or "Unrecovered Preferred Capital Contributions" is equal to or greater than such Funding Partner's Percentage Interest of the total amount of "Loan Advances", "Unrecovered Priority Capital Contributions" or "Unrecovered Preferred Capital Contributions", all with respect to the applicable Other Partnership and the partners thereof.

                        ARTICLE 10 - CONTROL & MANAGEMENT

10.01 RIGHTS AND POWERS: The General Partner shall have, except as specifically limited in this Agreement, full and exclusive authority in the management and control of the Partnership for the purposes set forth in Section 4.01, and shall have all the rights and powers which are otherwise conferred by law or are necessary or advisable for the discharge of its duties to and the management of the business and affairs of the Partnership. The General Partner shall devote so much of its time and effort as is appropriate for the effective management and conduct of the business of the Partnership.

The General Partner agrees to act honestly, in good faith and in accordance with good business practices in the discharge of its duties to and in its management of the business and affairs of the Partnership and to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

10.02 EXPRESSLY AUTHORIZED RIGHTS AND POWERS: Without limiting the generality of
Section 10.01, but subject to the provisions of Sections 10.04 and 10.08 and the Business Plan in effect from time to time, the General Partner is expressly authorized on behalf of the Partnership to:

     (i) procure and maintain with responsible companies such insurance as may be advisable in such amounts and covering such risks as are deemed appropriate by the General Partner;

     (ii) take and hold any assets included in the Partnership Property in the Partnership name, or in the name of a nominee of the Partnership;

     (iii) execute and deliver on behalf of and in the name of the Partnership, or in the name of a nominee of the Partnership, all instruments, contracts and other documents necessary or incidental to the conduct of the Partnership's business;

     (iv) protect and preserve the Partnership Property and incur indebtedness in the ordinary course of business;

     (v) sell, dispose of, trade, exchange, convey, quit, claim, surrender, release or abandon, in the ordinary course of carrying on the business of the Partnership and upon terms and conditions which the General Partner may negotiate and deem appropriate, personal property included in the Partnership Property;

     (vi) execute and deliver documents and instruments on behalf of the Partnership in connection with the acquisition and disposition of its assets, and to execute, terminate, modify, enforce, continue or otherwise deal with any Partnership indebtedness and security interests, to sell assets included in the Partnership Property, and to take any other action with respect to agreements made between the Partnership and a lender or any Affiliate thereof, all subject to the limitations of Section 10.08;

     (vii)open Partnership bank accounts in which all Partnership funds shall be deposited and from which all payments by the Partnership shall be made;

     (viii) invest Partnership funds and working capital reserves; and

     (ix) possess and exercise any and all rights, powers and privileges of a general partner under the laws of the State of Florida.

10.03 MANAGEMENT COMMITTEE: A Management Committee of the General Partner having 5 members shall be formed by the General Partner who shall appoint the members thereof in accordance with the following requirements (the "MANAGEMENT COMMITTEE"). Three of the members so appointed shall be nominees of the Great Gulf Group which nominees shall initially be Elly Reisman, Seymour Joffe and Harry Rosenbaum. The Great Gulf Group may from time to time nominate such other individuals to be members of the Committee in substitution for any one or more of the of the members previously nominated by the Great Gulf Group. Two of the members so appointed shall be a nominees of the Allan Group which nominees shall initially be William Allan and Russell Allan. The Allan Group may from time to time nominate such other individuals to be members of the Committee in substitution for any one or both of the member previously nominated by the Allan Group.

Any vacancy in the Management Committee shall be filled by a nominee of the Group which nominated the former member of the Committee whose loss of office created the vacancy within 15 days of the creation of the vacancy. The General Partner shall fill the vacancy by appointing the said nominee on receipt from the said Group of its notice stating the name and address of the person who it nominates to the Committee to fill the vacancy. Copies of such notice shall be given by the General Partner to the other members of the Committee and to the person then so appointed a member of the Committee. If a vacancy is not filled within the said 15 day period, the right to nominate a person to fill such vacancy shall be deemed to have been waived and the other member(s) of the Committee appointed on nomination by such Group shall be deemed then to have all rights, powers and obligations of the former member, in addition to his own such rights, powers and obligations.

The General Partner shall prepare a Business Plan for each fiscal year of the Partnership following its second fiscal year, and deliver such Plan to each member of the Management Committee not later than the 3Oth day following the start of the fiscal year to which it relates. Each such Business Plan shall contain in reasonable detail such information (including financial matters such as cash flow projections, operating and capital budgets) as would be commercially reasonable in the circumstances relating to the business carried on by the Partnership. Each Business Plan is subject to the approval of the Management Committee, as the same may from time to time be amended by variations approved by the Management Committee.

The General Partner shall make all decisions necessary to implement, and which are within, the provisions of such Business Plan to the extent that the decisions so made are within the rights, powers and authority of the General Partner provided for in this Agreement.

All decisions of the Management Committee, being a committee of the General Partner, shall be the decisions of and be binding on the General Partner and each of the Limited Partners. The General Partner will be responsible for the conduct of and all decisions made by the Management Committee. Each of the Great Gulf Group and the Allan Group will be responsible to each of the Partners for the conduct of the member(s) of the Management Committee nominated by such Group.

A quorum for meetings will be at least 3 members present, at least one of whom is the nominee of the Allan Group and at least 2 of whom are nominees of the Great Gulf Group; provided that, and notwithstanding any other provisions of this Agreement, if no nominee of the Allan Group is present within 30 minutes following the scheduled time for commencment of a properly called meeting of the Management Committee then the meeting may with the consent of the other nominees present (provided that at least 2 of the nominees of the Great Gulf Group are then present) adjourn the meeting to a date not less than 2 Business Days from the date for which the meeting was originally called and deliver such notice as is reasonably practicable in the circumstances of such adjournment to the nominees of the Allan Group and if no nominee of the Allan Group is present at the time and date so fixed for the adjourned meeting then the quorum for all purposes of such adjourned meeting will be any 2 members of the Management Committee present and who are nominees of the Great Gulf Group.

Meetings of the Management Committee shall be held not less than once in each quarter of each fiscal year at such times and place as a majority of the members of the Committee agree to from time to time. Any one member of the Management Committee may, in addition to meetings held as aforesaid, call a meeting of the Committee not more than once each calendar month.

All meetings of the Management Committee shall be held at the Principal Place of Business unless the place for any such meeting is otherwise agreed to as aforesaid. Any member of the Management Committee may participate in a meeting of the Committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communication equipment shall constitute attendance and presence at such meeting.

Notice of a meeting of the Management Committee shall be given not less than 5 Business Days prior thereto provided that no notice of a meeting shall be necessary if a meeting is held at which a quorum is present and notice may be less than 5 Business Days if such meeting is held in furtherance of a meeting adjourned as a result of no quorum being present as provided for above. Any such notice may given, if to a member of the Committee nominated by the Great Gulf Group, to such member at the address for the Great Gulf Group provided for in
Section 23.01, and if to the member nominated by the Allan Group, to such member at the address for the Allan Group provided for in the said Section.

The powers of the Management Committee may only be exercised either by resolution at a meeting at which a quorum is present or by resolution in writing consented to by the signatures of all the members of the Committee. Copies of all notices of meetings of the Committee and of all minutes of the Committee and of all resolutions passed by it in accordance with the terms hereof shall be provided to each member of the Committee.

Subject to the requirements of section 10.04(b), any resolution to be passed or action to be taken by the Management Committee at a meeting must have the approval of a majority of the members of the Management Committee present at such meeting as evidenced either by the affirmative vote, or the prior approval in writing, of the requisite members of the Committee.

A chairperson and a secretary of the Management Committee shall be elected by the Committee from amongst its members for such term as the Committee determines at the time of such election. The chairperson shall chair the meetings of the Committee at which he is present. In the absence of the chairperson, the members of the Committee shall choose one of their members to be chair of a meeting. The secretary shall prepare and distribute the minutes of the meetings of the Committee to all members of the Committee as soon as practicable after each meeting. The chairperson shall not have a casting vote.

10.04 MANAGEMENT COMMITTEE SPECIFIC APPROVALS:

     (a) ORDINARY APPROVALS: The prior approval of the Management Committee shall be required for each of the following matters related to the Partnership to the extent the same is not provided for in the Business Plan as approved by the Management Committee:

          (i) the Transfer of any Partnership Property having a value of more than $100,000 to any person who is not an Affiliate of any of the Limited Partners comprising the Great Gulf Group;

          (ii) incurring of indebtedness for borrowed money or refinancing of existing borrowings;

          (iii) granting of security against the Partnership Property;

          (iv) entering into any agreement providing for the guarantee by the Partnership of the obligations of any other person;

          (v) entering into any agreement with or commitment to any person who is not a Partner involving the expenditure of more than $100,000 by the Partnership in any fiscal year;

          (vi) the settlement of any claim or legal proceeding involving the payment by the Partnership of more than $100,000;

          (vii) the acquisition of any real property from either of the Other Partnerships;

          (viii) change the name of the Partnership;

     (b) SPECIAL APPROVALS: The prior approval of the Management Committee shall be required for each of the following matters related to the Partnership whether or not the same is provided for in the Business Plan as approved by the Management Committee, such approval to be evidenced either by the affirmative vote of at least 4 of the 5 members of the Management Committee present at a meeting of the Committee, or the prior approval in writing of 4 of the 5 members of the Committee:

          (i) the acquisition by the Partnership, or the entering into of any agreement binding on the Partnership, for the acquisition of any real property at any time after October 1, 1998, other than from either of the Other Partnerships or as may be required in the reasonable opinion of the General Partner for purposes of development of the then existing Partnership Property,

          (ii) the sale, assignment, exchange, transfer, or any other disposition or type of conveyance of any real property included in the Partnership Property, by the Partnership to or with any person who is an Affiliate of any of the Limited Partners comprising the Great Gulf Group, or any agreement(s) to do any of the foregoing, in each case other than with either of the Other Partnerships;

          (iii) the payment of any fee to the General Partner or any of the Limited Partners comprising the Great Gulf Group which has not been previously agreed to by the Allan Group;

          (iv) the purchase or redemption by the Partnership of any Partnership Interest. For greater certainty distributions of Net Operating Cash or Net Cash Flow to the Partners provided for elsewhere in this Agreement, including Articles 8 and 9 do not constitute a purchase or redemption of a Partnership Interest;

          (v) the distribution in kind to the Partners of any assets included in the Partnership Property;

          (vi) the dissolution of the Partnership and termination of its business;

          (vii) the termination of the Partnership within the meaning of Section 708(b) of the Code;

          (viii) the change or reorganization of the Partnership into any other legal form.

10.05 APPROVALS, CONSENTS, ETC.: Wherever the provisions of this Agreement provide for an approval by a Partner or a member of the Management Committee of or consent or agreement to or for any action or document, this Agreement shall (unless the text hereof expressly states that such approval may be unreasonably or arbitrarily withheld) be deemed to provide that:

     (a) such approval, consent or agreement shall be in writing and shall not be unreasonably withheld or delayed; and

     (b) the Partner or Management Committee Member whose approval, consent or agreement is requested shall, as soon as reasonably possible after the receipt of a notice requesting such approval, consent or agreement give notice to each of the Partners or other Management Committee Members requesting the same, either that it is giving its approval, consent or agreement or that it withholds or refuses the same in which case it shall set forth, in reasonable detail, its reasons for such withholding or refusal.

10.06 TAX MATTERS PARTNER: The TMP shall act as a liaison between the Partnership and the Internal Revenue Service in connection with all administrative and judicial proceedings involving tax controversies of the Partnership, and shall assume all the rights and duties of a TMP as set forth in the Code and Treasury Regulations promulgated under the Code. These rights and duties include, but are not limited to:

     (a) the duty to notify and keep all other Partners informed of all administrative and judicial proceedings, as required by Section 6223(g) of the Code, and to furnish to each Partner, upon written request, a copy of each notice or other communication received by the TMP from the Internal Revenue Service;

     (b) the obligation to furnish the Internal Revenue Service the names, addresses, and taxpayer identification numbers of each person who was a Partner at any time during the taxable year;

     (c) the right to settle any claims by the Internal Revenue Service against the Partnership;

     (d) the right to initiate judicial proceedings contesting adverse determinations by the Internal Revenue Service against the Partnership;

     (e) the right to enter into an agreement to extend the statute of limitations;

     (f) the right to employ experienced tax counsel to represent the Partnership in connection with an audit or investigation of the Partnership by the Internal Revenue Service, and in connection with all subsequent administrative and judicial proceedings arising out of the audit. The fees and expenses of tax counsel shall be a Partnership expense and shall be paid by the Partnership. The General Partner and the Limited Partners may, at their expense, employ tax counsel to represent their respective separate interests; and

     (g) the duty to arrange for the preparation and delivery of Partnership information returns and Schedule K-I's to the Limited Partners.

10.07 NO MANAGEMENT & CONTROL BY LIMITED PARTNERS: None of the Limited Partners shall participate in the conduct, management or control of the Partnership business. None of the Limited Partners shall have any right or authority to act for or bind the Partnership. These powers shall be vested solely and exclusively in the General Partner.

10.08 CERTAIN LIMITATIONS: Notwithstanding the generality of the foregoing, and in addition to other acts expressly prohibited by this Agreement or by law, the General Partner shall not have the authority to:

     (a)  do any act in contravention of this Agreement;

     (b) do any act which would make it impossible for the Partnership to carry on the business of the Partnership in the ordinary course, except as expressly provided in this Agreement;

     (c)  confess a judgement against the Partnership;

     (d) execute or deliver any general assignment for the benefit of the creditors of the Partnership;

     (e) possess any of the Partnership Property or assign the Partnership's rights in specific Partnership Property for other than a Partnership purpose; and

     (f) knowingly or willingly do any act (except an act expressly required by this Agreement) which would cause the Partnership to become an association taxable as a corporation.

10.09 REIMBURSEMENT FOR EXPENSES: The General Partner shall be entitled to be reimbursed for all reasonable expenses incurred by it in connection with the Partnership Property and the conduct of the Partnership business, including, but not limited to, all reasonable expenses incurred when acting in the capacity of TMP and all reasonable expenses related to the organization and start-up of the Partnership's business.

           ARTICLE 11 - ADMISSION & TRANSFER OF PARTNERSHIP INTERESTS

11.01 GENERAL PROVISION: None of the Partners may effect a Transfer of all or any part of its Partnership Interest and no person shall become an assignee of a Partner or be admitted to the Partnership as a Partner, in each case except as permitted in this Article 11 and in Articles 12, 13, 14, 15, 20 and 21. Any Transfer made in contravention of any of the foregoing specified Articles shall be null and void.

11.02 ADMISSION OF NEW PARTNERS: The General Partner may from time to time admit such person(s) to the Partnership to be Limited Partners on such terms as the Management Committee approves, without requirement for the consent of the then existing Limited Partners, provided that the terms of such admission affect the Partnership Interests held by the then existing Limited Partners in all material respects in the same manner and to the same extent proportionately to the Percentage Interests then held by such existing Limited Partners and provided further that immediately following the admission of such person(s) as Limited Partners the Percentage Interests, Capital Accounts and Loan Advances of the Partners comprising the Great Gulf Group and the Allan Group represent in the aggregate at least 51% of the total Percentage Interests, Capital Accounts and Loan Advances of all the Partners. No person may be so admitted as a Limited Partner unless and until such person executes and delivers to the then existing Limited Partners and the General Partner this Agreement or a counterpart thereof agreeing to be bound by all the terms of this Agreement with effect on the date such person is to become a Limited Partner.

11.03 TRANSFER OF PARTNERSHIP INTEREST BY GENERAL PARTNER: The General Partner may not effect a Transfer of its Partnership Interest or any portion thereof without the prior approval of the Management Committee. In the event any such Transfer is consented to, the person acquiring or succeeding to the General Partner's Partnership Interest shall not have any of the rights of the General Partner and shall not become or have a right to become a substitute General Partner unless the said approval of the Management Committee includes such Committee's approval of such transferee becoming a substitute General Partner.

The Management Committee may, and upon the Withdrawal (defined below) of the General Partner the Management Committee shall, appoint such person as it determines to be the General Partner in substitution for the person then acting as the General Partner. On receipt by a General Partner of notice that the Management Committee has appointed a substitute General Partner the first mentioned General Partner shall be deemed to have resigned as such effective on the date specified in such notice and to have made a Transfer of its Partnership Interest to the substitute General Partner.

For the purposes of this Section, "WITHDRAWAL" means the dissolution or liquidation of the General Partner, either voluntary or under a final order of a court of competent jurisdiction or the death, incapacity, incompetency, insolvency or bankruptcy of a General Partner. For purposes of this definition, the insolvency or bankruptcy of a General Partner shall be deemed to occur when the General Partner files a petition in bankruptcy or voluntarily takes advantage of any bankruptcy or insolvency laws, or is adjudicated a bankrupt, or a petition or answer is filed proposing the adjudication of the General Partner as a bankrupt and the General Partner consents to the filing or otherwise acknowledge its insolvency.

11.04 TRANSFER OF PARTNERSHIP INTERESTS BY LIMITED PARTNERS: None of the Limited Partners may effect a Transfer of its Partnership Interest or any portion thereof and no person may become a substitute Limited Partner, whether pursuant to a Transfer or otherwise, except with the prior approval of the Management Committee or as otherwise specifically permitted in accordance with and subject to the provisions of this Agreement including, without limitation, the provisions of Section 11.05. Any purported Transfer made contrary to the provisions of this Agreement will for all purposes relating to the Partnership and each Partner be wholly ineffective. No Partner may have its Partnership Interest purchased or redeemed by the Partnership unless the prior approval thereto of the Management Committee is obtained as required by Section 10.04(b)(iv).

For greater certainty but without limiting the foregoing, no transferee or assignee who is a transferee or assignee pursuant to a Transfer made contrary to the provisions of this Agreement shall be constituted as a transferee or as an assignee of the transferor or assignor Limited Partner's right to receive its share of distributions out of Net Operating Cash or Net Cash Flow and shall have no other rights as a Limited Partner, unless the Transfer is specifically permitted by and made in accordance with the provisions of this Agreement and unless the transferee or assignee executes and delivers an agreement with the continuing Partners (satisfactory to them, acting reasonably) pursuant to which such person is, if applicable, designated as a member of a Partner Group, becomes bound by and entitled to the benefits of the provisions of this Agreement to the extent it relates to the Partnership interest which is the subject of such Transfer, and all other obligations of the Partner making such Transfer in connection with the Partnership and this Agreement.

Further, no Transfer of a Partnership Interest may be made unless (i) the transferee, if an individual, is at least 21 years of age; and (ii) in the opinion of counsel satisfactory to the General Partner, the Transfer (A) would not result in the close of the Partnership's taxable year with respect to all Partners or the termination of the Partnership within the meaning of Section 708(b) of the Code, unless otherwise approved by the Management Committee pursuant to Section 10.04(b)(vii), (B) would comply with the Securities Act of 1933 and applicable securities laws of all other jurisdictions, and (C) would not violate any other applicable laws.

11.05 LIMITATION RE GREAT GULF GROUP: Notwithstanding the provisions of Section 11.04, the Partners comprising the Great Gulf Group may not effect a Transfer by way of the sale, assignment, exchange, transfer or any other disposition or type of conveyance of the whole or any part of their respective Partnership Interests unless:

     (a) immediately following completion of any such Transfer the aggregate Percentage Interests and the aggregate amount of the Capital Accounts and Loan Advances of the Partners comprising the Great Gulf Group represent at least 51% of the total Percentage Interests and at least 51% of the aggregate amount of the Capital Accounts and Loan Advances, of all the Partners;

     (b) such Transfer is to one or more of the Partners comprising the Allan Group; or

     (c) such Transfer is effected in accordance with the provisions of Article 13.

11.06 PERMITTED TRANSFERS: The provisions of Article 11, other than this Section, are not applicable to any of the following Transfers made in accordance with the provisions of this Section, such that no approval by the Management Committee is required to effect any of the following Transfers:

     (A) BETWEEN PARTNERS: Transfers made by any one or more of the Partners to any one or more of the other Partners;

     (B) TO AFFILIATES: Transfers made by a Partner to an Affiliate of such Partner.

Each of the Transfers permitted pursuant and subject to the provisions of this Section are further subject to the requirement that on or before such Transfer becoming effective the person to whom such Transfer is made executes and delivers an agreement with the continuing Partners (satisfactory to them, acting reasonably) pursuant to which such person becomes bound by and entitled to the benefits of the provisions of this Agreement to the extent it relates to the Partnership Interest which is the subject of such Transfer and all other obligations of the Partner making such Transfer in connection with the Partnership and this Agreement.

In addition to the foregoing, each Transfer to an Affiliate permitted by this
Section is subject to the following:

     (i) the Partner effecting such Transfer shall not be released from any of its obligations hereunder; and

     (ii) the agreement with the continuing Partners required to be executed and delivered on or before such Transfer becoming effective as provided for above shall include an obligation by the transferee Affiliate and the transferor Partner that the transferee Affiliate will remain an Affiliate of the transferor Partner so long as such transferee is a Partner and that the transferee will not effect a Transfer of its Partnership Interest to any person which is not an Affiliate of the transferor Partner without complying with the applicable provisions of this Agreement including this
     Article 11.

Further, no Transfer of a Partnership Interest may be made pursuant to this Section unless (i) the transferee, if an individual, is at least 21 years of age; and (ii) in the opinion of counsel satisfactory to the General Partner, the Transfer (A) would not result in the close of the Partnership's taxable year with respect to all Partners or the termination of the Partnership within the meaning of Section 708(b) of the Code unless otherwise approved by the Management Committee pursuant to Section 10.04(b)(vii), (B) would comply with the Securities Act of 1933 and applicable securities laws of all other jurisdictions, and (C) would not violate any other applicable laws.

11.07 CONDITIONS TO CERTAIN TRANSFERS: If any Transfer provided for in Sections 11.05(a) or 11.06(b) is made of a part but not all of the Patnership Interest held by the transferring Partner (in this Section, the "TRANSFEROR"), it shall be a condition precedent to such Transfer that the transferee or assignee (in this Section, the "TRANSFEREE"), agrees in writing with the Transferor and the other Partners that:

     (i) in all matters in which a Partner, by the terms of this Agreement, has a right, such right will be exercised by the Transferor on behalf of itself and the Transferee and the other Partners will be entitled to rely on the actions of the Transferor in that regard as binding on the Transferee and the Transferor will obtain a power of attorney from the Transferee to such effect;

     (ii) in all matters in which a Partner, by the terms of this Agreement, is subject to an obligation, prohibition or restriction, such obligation, prohibition or restriction will be binding upon the Transferee to the same extent as the Transferor; and the Transferor remains responsible to the other Partners for the fulfillment of any obligation hereunder by the Transferee; and

     (iii) any notices required to be given hereunder to the Transferee shall be given to the Transferor and the Transferee.

Notwithstanding the foregoing, the Transferor and the Transferee may enter into a separate agreement governing the manner in which matters between them, including matters arising from the operation of this Agreement, are to be dealt with, which agreement may contain provisions by which the Transferee's Partnership Interest may be re-acquired by the Transferor without such re-acquisition being subject to the provisions of subparagraphs (i), (ii) and
(iii) of this Section.

If a Transfer by the Transferor relates to all of its Partnership Interest and the Transferor had previously disposed of a part of its Partnership Interest, then it shall be a condition precedent to the Transfer that the Transferor assign to another Partner who is a member of the Group which the Transferor is a member of immediately prior to such Transfer, all rights and obligations accruing to the Transferor by virtue of the operation of this Section.

If a Transfer by the Transferor, other than to an Affiliate of such Transferor, relates to all of its Partnership Interest and the Transferor did not previously dispose of any part of its Partnership Interest, then it shall be a condition precedent to the Transfer that the Transferee enter into the written agreement provided for above to be entered into with the Transferor and the other Partners with another member of the Group which the Transferor is a member of immediately prior to such Transfer, and for such purpose all of the foregoing references to the Transferor shall be considered as a reference to such other member of such Group.

Unless otherwise agreed to by the Partners comprising the Allan Group, each person admitted as a Limited Partner in accordance with the provisions of
Section 11.02 shall for the purposes of this Section be deemed to be a Transferee in connection with a Transfer from a Transferor who is a member of the Great Gulf Group of all of such Transferor's Partnership Interest on the basis that such deemed Transferor did not previously dispose of any part of its Partnership Interest and the provisions of this Section shall apply, mutatis mutandis, to such person, including as contemplated by and provided for in the immediately preceding paragraph.

11.08 EFFECTIVENESS OF TRANSFER:

     (a) The Transfer in accordance with the provisions of this Agreement by a Limited Partner or by a transferee of a Limited Partner of all or any part of its Partnership Interest shall become effective on the first day of the month following receipt by the General Partner of evidence of completion of the Transfer in form and substance reasonably satisfactory to the General Partner and a Transfer fee sufficient to cover all reasonable expenses of the Partnership connected with the Transfer. The General Partner may, in its sole discretion, establish an earlier effective date for the Transfer if requested to do so by the transferor and transferee.

     (b) No Transfer of a Partnership Interest which is in violation of this
Article 11 shall be valid or effective, and the Partnership shall not recognize the same for the purposes of making the allocations required to be made in accordance with the provisions of Article 6 or the making of distributions in accordance with the provisions of Articles 8 and 9. The Partnership may enforce the provisions of this Article 11 either directly or indirectly or through its agents by entering an appropriate stop transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any proposed Transfer(s) not in accordance with this Article 11.

     (c) The Partnership shall, from the time Partnership Interests are registered in the name of the transferee on the Partnership's books in accordance with the above provisions, pay to the transferee on account of the Partnership Interests transferred all further distributions, other compensation or payments, on and subject to the provisions of this Agreement. Until registration of a Transfer on the Partnership's books, the General Partner may proceed as if no Transfer has occurred.

                        ARTICLE 12 - BUY/SELL PROVISIONS

12.01 DEFINED TERMS:

For purposes of this Article, the following terms shall have the following meanings, respectively:

     (a) "GROSS SALE PRICE" means the total amount of cash that the Offerors, in their sole discretion, determine would be received by the Partnership if all the Partnership Property was sold for cash at its fair market value.

     (b) "OFFEREES SALE PRICE" means the aggregate amount that the Offerees would receive on a liquidation of the Partnership pursuant to Article 17 if all the Partnership Property was sold for the Gross Sale Price.

     (c) "OFFERORS SALE PRICE" means aggregate amount that the Offerors would receive on a liquidation of the Partnership pursuant to Article 17 if all the Partnership Property was sold for the Gross Sale Price.

12.02 OFFER: Subject to the provisions of Sections 13.2, 14.08, 15.05 and 21.07, the Partners of a Partner Group, in each case provided such Partners are acting together (collectively, the "OFFERORS") shall, subject to the provisions of the next following paragraph, have the right at any time when no Default has occurred with respect to any of the Offerors, to deliver to all but not less than all the Partners of each other Partner Group (the "OFFEREES") the notice provided for below (the "OFFERING NOTICE"). Upon delivery of an Offering Notice no further Offering Notices may be delivered until the transaction of purchase and sale relating to the Offering Notice and provided for in this Article 12 are completed or otherwise at an end, whereupon the right to deliver an Offering Notice shall revive.

The Offering Notice shall be signed by the Offerors and shall contain the following:

     (a) the Gross Sale Price, the Offerors Sale Price and the Offerees Sale Price;

     (b) an irrevocable and unconditional offer to purchase from the Offerees all, but not less than all, of the Partnership Interests owned by each of the Offerees, for a cash consideration equal to the Offerees Sale Price allocated proportionately to the Partnership Interests of the Offerees, respectively; and

     (c) an irrevocable and unconditional offer to sell to the Offerees all, but not less than all, of the Partnership Interests owned by each of the Offerors, for a cash consideration equal to the Offerors Sale Price allocated proportionately to the Partnership Interests of the Offerors, respectively.

Simultaneously with the delivery of the Offering Notice to the Offerees, the Offerors shall deliver to the Accountant a certified cheque or a bank draft payable to the Accountant, in trust and in an amount equal to 10% of the Offerees Sale Price, representing a deposit on account thereof. The Offerors shall direct the Accountant to place the deposit in an interest bearing account maintained with, or in a term deposit issued by, a branch or office of Nations Bank or other bank of comparable size, in either case which is located in Orlando, Florida. Subject to the terms hereinafter provided, at the Closing (provided for below) the Accountant shall disburse the said deposit or such portion thereof to which each of the Offerees is entitled together with all interest accrued thereon, to the Offerees, proportionately.

12.03 ACCEPTANCE: The Offerees shall have the exclusive and irrevocable option for 90 clear days from the receipt of the Offering Notice to deliver to each of the Offerors a written notice, signed by each of the Offerees (the "ACCEPTANCE NOTICE") stating that the Offerees either:

     (a) unconditionally accept the offer to purchase as set forth in Section 12.02(b) and the particulars of the Offerors Interests owned by each of the Offerees; or

     (b) unconditionally accepts the offer to sell as set forth in Section 12.02(c).

Simultaneously with the delivery of an Acceptance Notice stating as provided for in Section 12.03(b), the Offerees shall deliver to the Accountant a certified cheque or a bank draft payable to the Accountant, in trust and in an amount equal to 10% of the Offerors Sale Price, representing a deposit on account thereof. The Offerees shall direct the Accountant to place the deposit in an interest bearing account maintained with or in a term deposit issued by a branch or office of Nations Bank or other bank of comparable size, in either case which is located in Orlando, Florida. Upon each of the Offerees becoming a Purchasing Offeree (defined below), the Accountant shall forthwith return the Offerors' deposit together with all interest accrued thereon, to the Offerors. Subject to the terms hereinafter provided, at the Closing (provided for below) the Accountant shall disburse the deposit of the Purchasing Offerees or such portion thereof to which the Offeree is entitled together with all interest accrued thereon, to the Offerors, proportionately.

12.04 BINDING AGREEMENT:

     (a) On the Offerees (the "PURCHASING OFFEREES") delivery of an Acceptance Notice which accepts the Offerors' offer to sell all but not less than all of the Partnership Interests owned by the Offerors as set forth in the Offering Notice then the Offerors' receipt of the same shall constitute a binding agreement to sell such Partnership Interests to the Purchasing Offerees.

     (b) in the event that either:

          (i) the Offerees deliver an Acceptance Notice accepting the Offerors' offer to purchase as set forth in Section 12.02(b); or

          (ii) within the said 90 clear day period, an Acceptance Notice which accepts the Offerors' offer to sell all but not less than all of the Partnership Interests owned by the Offerors as set forth in
               Section 12.02(c) has not been delivered by the Offerees;

then the Offerees shall be deemed to have irrevocably accepted the Offerors' offer to purchase the Partnership Interests owned by the Offerees, as set forth in the Offering Notice, on the day which is 90 clear days from the delivery of the Offering Notice and on the occurrence of such event, the Accountant shall forthwith return the deposit, if any, delivered by the Offerees in accordance with Section 12.03 hereof together with all interest accrued thereon, to the Offerees, proportionately.

It is the express intention of the Limited Partners that only the members of either the Great Gulf Group or the Allan Group acting together shall be entitled to act as Offerors and exercise the rights of the Offerors as contemplated by
Section 12.02. The Limited Partners therefore agree that any purported sale of any Partnership Interest initiated pursuant to this Article 12 by one or more Limited Partners contrary to the intention herein expressed shall be null and void and without legal effect.

12.05 PAYMENT OF PURCHASE PRICE: At the Closing (provided for below) the purchasing Limited Partners shall pay the purchase price to the selling Limited Partners by way of bank draft or certified cheque (inclusive of the deposits provided for above and all interest, if any, accrued thereon).

12.06 CLOSING ARRANGEMENTS:

     (a) Any transaction of purchase and sale required to be completed in accordance with the foregoing provisions of this Article 12 shall be completed at noon on the day 45 clear days subsequent to the latest date upon which the Offerors or the Offerees, have become bound to sell their Partnership Interests, as the case may be (or on the Business Day next following if the day of completion is not a Business Day) and such completion (called the "CLOSING") shall take place at the Principal Place of Business or at such other place or date as the Offerors and Offerees may in writing agree upon.

     (b) The provisions contained in Article 22 shall apply mutatis mutandis to this Article 12.

12.07 FAILURE TO CLOSE: If the purchasing Limited Partners fail to complete the Closing in accordance with this Agreement and through no default or breach on the part of the selling Limited Partners (the "FAILED CLOSING") then the purchasing Limited Partners shall have 7 clear days to cure that breach and complete the transaction contemplated by this Article and if the purchasing Limited Partners fail to do so then the selling Limited Partners may by delivering a written notice to the purchasing Limited Partners and the Accountant within 10 clear days from the date which is 7 clear days after the Failed Closing, elect to:

     (a) retain the deposit together with all interest accrued thereon, in which event the Accountant shall forthwith deliver the deposit and interest to the selling Limited Partners and the agreement of purchase and sale shall be of no further force and effect and all parties thereto shall be relieved and forever absolutely discharged from any further obligations to perform and liability thereunder or by virtue thereof; or

     (b) purchase the Partnership Interests owned by the purchasing Limited Partners at 85% of the purchase price agreed to be paid by the purchasing Limited Partners and the provisions of this Agreement respecting such transaction of purchase and sale shall govern, mutatis mutandis, on the basis the purchasing Limited Partners have become bound to sell the Partnership Interests owned by them and the selling Limited Partners have become bound to purchase the same on the date of delivery of the notice of election (provided for above).

If no such notice of election is delivered by the selling Limited Partners prior to the expiry of the said period of 10 clear days then the selling Limited Partners shall be deemed to have elected to retain the deposit and interest pursuant to Section 12.07(a).

If the election described in Section 12.07(a) is made or deemed to be made then the Accountant shall, if it has not already, forthwith disburse the deposit received by it from the purchasing Limited Partners together with all interest accrued thereon, to the selling Limited Partners, accordingly.

Each of the Limited Partners acknowledges that the Accountant is bound to comply with any order, judgement or other directive of a court of competent jurisdiction affecting the deposits. The Limited Partners agree to jointly and severally indemnify and save harmless the Accountant against and to forthwith upon demand pay to the Accountant the amount of any and all liabilities, damages, claims, costs and expenses (including, without limitation, legal fees and disbursements) suffered or incurred by the Accountant by reason of its compliance with such court order, judgement or other directive. It is expressly agreed by the Limited Partners that the Accountant shall be entitled to the benefits of this Agreement and to enforce the same in the same manner and to the same extent as would be applicable if the Accountant was a party to and executed this Agreement.

12.08 SUSPENSION OF OTHER RIGHTS: On the delivery of an Offering Notice provided for in Section 12.02, the Transfers permitted by Sections 11.04 and 11.06 and the provisions contained in Articles 13, 14 and 15 and the right to deliver a Purchase Notice pursuant to Section 21.03(d) shall be suspended to and until the Closing or the rights of the Offerors and the Offerees to effect a purchase and sale as a result of an Offering Notice having been delivered are terminated whereupon the provisions contained in the said Sections 11.04 and 11.06, Articles 13, 14 and 15 and Section 21.03(d) shall revive.

                     ARTICLE 13 - MANDATORY SALE PROVISIONS

13.01 MANDATORY SALE: Subject to the provisions of Sections 12.08, 15.05 and 21.07, this Article and the provisions of Article 14, the Limited Partners comprising the Great Gulf Group have the right to require the sale by the Partners of all the Partnership Interests to any person who is not an Affiliate of any of the Partners comprising the Great Gulf Group (the "THIRD PARTY PURCHASER"), which right is exercisable only by the Partners comprising the Great Gulf Group giving a written notice signed by them to the other Partners which requires such a sale and is accompanied by a true and complete copy of any offer or agreement entered into with or delivered by the Third Party Purchaser (the "SALE AGREEMENT").

The Limited Partners comprising the Great Gulf Group will give or cause to be given to the Limited Partners comprising the Allan Group a written summary containing reasonable particulars of the material terms of any proposed sale to a Third Party Purchaser (which summary may be in the form of a draft letter of intent or draft Sale Agreement) as soon as reasonably practicable following such material terms being known by the Limited Partners comprising the Great Gulf Group, but in any event prior to the Limited Partners comprising the Great Gulf Group entering into any letter of intent or Sale Agreement (the "TRANSACTION SUMMARY"). If the Limited Partners comprising the Allan Group desire to meet with the Limited Partners comprising the Great Gulf Group for the purpose of discussing such proposed sale they may cause any member of the Management Committee nominated by them to give written notice requesting such a meeting to the members of the Management Committee who are the nominees of the Limited Partners comprising the Great Gulf Group, provided that the said notice for such a meeting shall set out the date on which it is to be held and shall be given, if at all, not less than 5 Business Days and not more than 10 Business Days, before the date of the meeting. Any such meeting will otherwise be held and conducted as if it were a meeting of the Management Committee but without any matter being required for its approval or resolution, and the provisions of
Section 10.03 will otherwise apply thereto, mutatis mutandis. The Limited Partners comprising the Great Gulf Group will cause at least 2 members of the Committee nominated by the Great Gulf Group to be present at the said meeting. If the Limited Partners comprising the Allan Group do not cause the said notice of such a meeting to be given on or before the 5th Business Day following delivery to them of the Transaction Summary or if no member of the Management Committee nominated by the Allan Group is present at the time and place appointed for such meeting, then in either case the Limited Partners comprising the Allan Group shall be deemed to have and do hereby waive their rights to any such meeting being held with respect to the proposed sale to which the Transaction Summary relates.

The Limited Partners comprising the Allan Group will not be bound to comply with the provisions of this Section unless: (a) the Limited Partners comprising the Great Gulf Group comply with their obligations contained in the immediately preceding paragraph; and (b) the terms of the Sale Agreement apply to them in all material respects the same as such terms apply to the Limited Partners comprising the Great Gulf Group. Without limiting the foregoing, the purchase price payable for the Partnership Interests owned by the Limited Partners is to be determined on the same basis for all Limited Partners.

Provided the above requirements of this Section 13.01 are fulfilled, the Partners will execute and deliver the Sale Agreement and otherwise diligently proceed in good faith to complete the required sale to the Purchaser in accordance with the provisions thereof.

13.02 SUSPENSION OF OTHER RIGHTS: On the delivery of a notice provided for in
Section 13.01, the Transfers permitted by Sections 11.04 and 11.06 and the provisions contained in Articles 12 and 15 and the right to deliver a Purchase Notice pursuant to Section 21.03(d) shall be suspended unless and until the sale pursuant to the Sale Agreement is terminated whereupon the provisions contained in the said Sections 11.04 and 11.06, Articles 12 and 15 and Section 21.03(d) shall revive.

                     ARTICLE 14.-.RIGHT OF FIRST OPPORTUNITY

14.01 SALE OF GREAT GULF GROUP INTERESTS: The Partners comprising the Great Gulf Group (in this Article 14, collectively called the "VENDORS") may, subject to the provisions of this Article, enter into a Sale Agreement providing for the sale of all but not less than all of the Partnership Interests.

The Partnership Interests held by the Vendors intended to be sold pursuant to a Sale Agreement as contemplated in the immediately preceding paragraph are in this Article 14 collectively called the "OFFERED INTERESTS".

14.02 OFFER NOTICE: Except as permitted by the provisions of Section 11.06, prior to the Vendors entering into a Sale Agreement binding them to effect the sale of the Offered Interests, the Vendors shall first notify each of the Partners comprising the Allan Group (in this Article 14 collectively called the "PURCHASERS") of the Vendors' intention to so sell the Offered Interests and simultaneously offer to sell the Offered Interests to each of the Purchasers in equal proportions at the price (expressed in money) and on such other terms as the Vendors would accept with respect to such a sale to any Third Party Purchaser, provided such terms contain no trade or exchange of property as part or all of the consideration and contain no term or condition which is so unique or unusual as to render it incapable of being accepted or performed on a commercially reasonable basis (other than for monetary reasons) by anyone (the "OFFER NOTICE").

The Vendors shall not deliver an Offer Notice more than once in any 180 day period.

14.03 ELECTION TO ACCEPT: Each of the Purchasers shall have the exclusive and irrevocable option for 15 Business Days from the date of delivery to it of the Offer Notice to deliver simultaneously to both the Vendors and the other Purchaser a notice that it unconditionally accepts the offer to sell as set forth in the Offer Notice and further stating whether or not it agrees to purchase from the Vendors all of the Offered Interests, if the other Purchaser does not accept the similar offer set forth in the Offer Notice delivered to such other Purchaser (the "ACCEPTANCE NOTICE").

The Offered Interests with respect to which a Purchaser does not deliver an Acceptance Notice accepting the Vendors' offer to sell shall be sold by the Vendors to the other Purchaser if such other Purchaser agreed in its Acceptance Notice to purchase all of the Offered Interests.

14.04 BINDING SALE: If the Purchasers or either of them deliver Acceptance Notice(s) which in the aggregate accept the Vendors' offer to sell all but not less than all of the Offered Interests as set forth in the Offer Notice then the Vendors' receipt of the same shall effective on the date of such receipt constitute a binding agreement in accordance with the terms of the Offer Notice between the Purchaser(s) and the Vendors for the sale of the Offered Interests at the Closing to such Purchaser(s). in accordance with their respective proportionate rights.

14.05 PERMITTED SALE TO THIRD PARTY: Subject to the provisions of Section 14.06, if the Vendors do not receive Acceptance Notice(s) which in the aggregate accept the offer to sell all but not less than all of the Offered Interests in accordance with the Offer Notice, or if the Purchasers fail to complete the Closing (provided for in Section 14.07) of the Offered Interests, then the Vendors shall, subject to the provisions of this Section, have the right to sell the Offered Interests and all other Partnership Interests to any Third Party Purchaser for a period of 180 days after the expiration of the period for delivery of an Acceptance Notice or the date for completion of such Closing, as applicable (the "FREE SALE PERIOD"), on terms and conditions no less favourable to the Vendors than the terms and conditions contained in the Offer Notice and the Purchasers shall be unconditionally bound to comply with the provisions of
Article 13, provided that a binding Sale Agreement for such sale is entered into by the Vendors with the Third Party Purchaser prior to the expiration of the Free Sale Period.

14.06 FAILURE TO SELL: If the Vendors do not enter into a binding Sale Agreement for the sale of all but not less than all of the Partnership interests on terms and conditions no less favourable than the terms and conditions contained in the Offer Notice within the period and as otherwise provided for in Section 14.05, then the obligations of the Vendors to deliver an Offer Notice in accordance with this Article shall be reinstated.

14.07 CLOSING ARRANGEMENTS:

     (a) Any transaction of purchase and sale required to be completed in accordance with the provisions of Section 14.04 shall be completed at noon on the day 30 clear days subsequent to the latest date upon which the Vendors and the Purchaser(s) have become bound to the purchase and sale of the Offered Interests (or on the Business Day next following if the day of completion is not a Business Day) and such completion (called the "CLOSING") shall take place at the Principal Place of Business or at such other place or date as the Vendors and the Purchaser(s) may in writing agree upon.

     (b) The provisions contained in Article 22 shall apply mutatis mutandis to this Article 14.

14.08 SUSPENSION OF OTHER RIGHTS: On the Vendors delivering a notice provided for in Section 13.01 to the Purchasers, the Transfers permitted by Sections
11.04 and 11.06 and the provisions contained in Articles 12 and 15 and the right to deliver a Purchase Notice pursuant to Section 21.03(d) shall be suspended to and until the sale of the Offered Interests set out in the Offer Notice is completed or the rights of the Vendors to effect a sale in accordance with the provisions of Section 14.05 are terminated whereupon the provisions contained in the said Sections 11.04 and 11.06, Articles 12 and 15 and Section 21.03(d) shall revive.

14.09 CONTINUED RIGHTS OF PURCHASERS: If any of the Purchasers fail to complete a Closing provided for in Section 14.04 then at the sole option of the Vendors, exercisable by delivery of written notice to the Purchasers, any binding agreement provided for in Section 14.04 may be terminated by the Vendors. On delivery by the Vendors of the said notice the Purchasers shall cease to be entitled to the benefits of this Article and the Vendors shall cease to be bound by their respective obligations under such provisions as they relate to the Purchasers whereupon the provisions of Section 14.05 shall apply and for such purpose the Vendors will be deemed not to have received Acceptance Notice(s) which in the aggregate accept the offer to sell all but not less than all of the Offered Interests in accordance with the Offer Notice.

                 ARTICLE 15 - MANDATORY PURCHASE RE DISSOLUTION

15.01 OFFERING NOTICE: If the Partners comprising the Great Gulf Group (in this
Article 15, collectively called the "OFFERORS") desire to effect the dissolution of the Partnership or to change or reorganize the Partnership into any other legal form (such dissolution, change or reorganization is in this Article 15 called the "TRIGGER EVENT"), then not less than 90 days prior to such proposed Trigger Event being presented for the approval of the Management Committee as contemplated in Sections 10.04(b)(v) and (vi) the Offerors may deliver a notice to each of the Partners comprising the Allan Group (in this Article 15, collectively called the "OFFEREES") the contents of which notice shall include the same information as an Offering Notice given pursuant to Section 12.02 together with a statement of the Offerors' desire to implement the Trigger Event and of the Offerors' requirement that if the members of the Management Committee nominated by the Offerees do not approve of such Trigger Event on it being presented for approval by the Management Committee as aforesaid, then the aforesaid notice is to constitute an Offering Notice as if delivered pursuant to
Section 12.02.

15.02 APPLICATION OF ARTICLE 12: If the members of the Management Committee nominated by the Offerees do not approve of the said Trigger Event on it being presented for approval by the Management Committee as aforesaid, then the notice delivered by the Offerors in accordance with Section 15.01 shall constitute and be deemed to be an Offering Notice as if the same was delivered pursuant to
Section 12.02 by the Partners comprising the Great Gulf Group as the Offerors to the Partners comprising the Allan Group as the Offerees, and the provisions of
Article 12 shall apply with respect thereto, mutatis mutandis except as otherwise provided for in this Article 15. For the purposes of this Article 15, the Offerors shall not be required to deliver and pay the deposit provided for in Section 12.02.

15.03 ACCEPTANCE: For purposes of this Article 15, the provisions of Section
12.03 shall apply on the basis that the Offerees received the Offering Notice on day the Trigger Event is approved by the Management Committee and the Offerees shall have the exclusive and irrevocable option for 10 clear days from such deemed date of receipt of the Offering Notice to deliver an Acceptance Notice to each of the Offerors, all otherwise on and subject to the provisions of Section
12.03. Accordingly, all references in Article 12 to the period of 90 clear days provided for in Section 12.03 shall, for purposes of this Article 15, be read as meaning the period of 10 clear days provided for in this Section 15.03.

15.04 PAYMENT OF PURCHASE PRICE: If one or more of the Offerees are the purchasing Limited Partners, then such purchaser shall pay the purchase price to the Offerors (as the selling Limited Partners) by way of bank draft or certified cheque (inclusive of the deposit provided for in Section 12.03 and all interest, if any, accrued thereon) at the Closing (provided for in Section 12.06).

If the Offerors are the purchasing Limited Partners, then such purchasers shall pay the purchase price, without interest, to the Offerees (as the selling Limited Partners) by way of bank draft or certified cheque immediately on receipt by the Offerors of the proceeds of liquidation to be distributed to the Offerors, respectively, in accordance with the provisions of Section 17.04 to and until the purchase price is paid in full. If the said proceeds of liquidation are not sufficient to pay the purchase price in full to the Offerees then the Offerors will pay the outstanding balance of the purchase price to the Offerees immediately upon the proceeds of liquidation to which the Offerees are entitled being distributed to the Offerees, respectively, in accordance with the provisions of Section 17.04 and in any event prior to the filing by the General Partner of the Certificate of Cancellation with the Secretary of State required to be filed by it pursuant to Section 17.03. The statement provided for in
Section 17.05 will be delivered to the Offerees substantially contemporaneously with the delivery of such statement to the Limited Partners.

15.05 SUSPENSION OF OTHER RIGHTS: On the delivery by the Offerors of a notice provided for in Section 15.01, the Transfers permitted by Sections 11.04 and
11.06 and the provisions contained in Articles 12 (otherwise than by virtue of Section 15.02), 13 and 14 and the right to deliver a Purchase Notice pursuant to
Section 21.03(d) shall be suspended to and until the Closing or the rights of the Offerors and the Offerees to effect a purchase and sale as a result of an Offering Notice having been delivered are terminated, whereupon the provisions contained in the said Sections 11.04 and 11.06, Articles 12, 13 and 14 and
Section 21.03(d) shall revive.

           ARTICLE 16 - BOOKS OF ACCOUNT, FINANCIAL REPORTS, RECORDS,
                         BANKING & ACCOUNTING DECISIONS

16.01 BOOKS OF ACCOUNT: The General Partner shall keep or cause to be kept adequate books of account of the Partnership according to its Method of Accounting in which shall be recorded and reflected all of the contributions to the capital of the Partnership and all of the expenses and transactions of the Partnership. These books of account shall be kept at 250 Lesmill Road, Don Mills, Ontario, Canada but shall as and when required by law or by any governmental agency or lender be made available at the Principal Place of Business. The Limited Partners and their authorized representatives shall have at all times during normal business hours, free access to and the right to inspect and copy, at their expense, the books of account of the Partnership.

16.02 FINANCIAL REPORTS:

     (a) As soon as practicable after the close of each fiscal year, but in no event later than 120 days after the close of any fiscal year, the General Partner shall deliver to each Partner (i) an unaudited annual financial statements of the Partnership for that fiscal year, including a balance sheet. a profit and loss statement, a statement showing distributions and allocations to the Partners and such other information as the General Partner deems necessary or advisable to deliver, accompanied by a report of the Partnership's independent certified public accountants. and (ii) all information and documents as may be necessary, in the opinion of the General Partner, for the preparation by each Partner of his federal and state income or other tax returns, including a Schedule K-1. All annual statements shall be prepared in accordance with the Partnership's Method of Accounting. The annual statements shall also be provided to any person who was a Partner at any time during the year covered by the annual statements.

     (b) The Partnership's accountants shall be KPMG or such other firm of independent certified public accountants as may be selected by the General Partner from time to time (the "ACCOUNTANT").

     (c) The General Partner shall cause the Accountant to prepare or review the federal, state and local tax returns of the Partnership for each fiscal year and shall timely file these returns, completed in accordance with the Method of Accounting.

     (d) In the case of a Transfer of a Partnership Interest by sale or exchange, the death of a Partner or the distribution of Partnership Property, on receipt by the Partnership of the written request of the transferee Partner and subject to the approval of the Management Committee, which approval shall not be unreasonably withheld, the Partnership will make an election under Section 754 of the Code to adjust the basis of the Partnership Property with respect to a transferee who acquires a Partnership Interest from an existing Partner. On such an occurrence the Capital Accounts shall be adjusted in accordance with Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations. Because of the significant accounting difficulties and extra expense to the Partnership which may be involved if this election is made, the transferee Partner who requests the election will be required to pay all administrative and accounting expenses incurred in connection with the election.

16.03 RECORDS: The General Partner shall keep or cause to be made available at the Principal Place of Business when required by a Limited Partner or other person entitled to inspect, the following Partnership documents:

     (a) a current list of the full name and last known business or residence address of each Partner, separately identifying in alphabetical order the General Partner and the Limited Partners;

     (b) copies of the Certificate of Limited Partnership and all amendments thereto, and executed copies of any powers of attorney pursuant to which any such amendment to the Certificate was executed;

     (c) copies of the Partnership's federal, state and local income tax returns and reports for the three most recent taxation years.

     (d) copies of the Partnership Agreement and all powers of attorney pursuant to which any amendment to this Agreement may be executed, the Partnership's financial reports described in Section 16.02 and all financial statements for the three most recent fiscal years.

16.04 BANKING: The funds of the Partnership shall be deposited into the account(s) maintained for the Partnership with such bank(s) as the General Partner deems appropriate. Only the General Partner or its duly authorized agents shall withdraw any of the said funds from any of the said accounts. All amounts generated by or otherwise derived from the Partnership Property or otherwise for the account of the Partnership shall be deposited (in the form received) into the said bank accounts and the payment of all costs, expenses and other amounts relating to the Property shall be paid by way cheque drawn on such accounts. The General Partner shall transact all of the banking business necessary or desirable for the rendering of the accounting and administrative functions which shall include the responsibility of the General Partner for management of cash balances from time to time in the bank accounts of the Partnership.

16.05 ACCOUNTING DECISIONS: All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in accordance with the Method of Accounting. These decisions must be acceptable to the Accountant, and the General Partner may rely upon the advice of the Accountant as to whether such decisions are in accordance with the Method of Accounting.

                     ARTICLE 17 - DISSOLUTION & TERMINATION

17.01 DISSOLUTION OF PARTNERSHIP: The term of the Partnership commenced on the date of filing of the Certificate of Limited Partnership and shall be dissolved and its business shall terminate on the date of the earliest occurrence of any of the following events:

     (a)  the close of business on December 31, 2019;

     (b) the date which the Management Committee approves in accordance with Sections 10.04(b)(vi) or 10.04(b)(vii) as the effective date of the dissolution of the Partnership and to terminate the Partnership's business;

     (c) the date which the Partners unanimously approve as the effective date of the dissolution of the Partnership and to terminate the Partnership's business;

     (d) the Partnership becomes insolvent or bankrupt. For the purposes of this subparagraph (d), the insolvency or bankruptcy of the Partnership shall be deemed to occur when (i) the Partnership: (A) files a petition in bankruptcy, or (B) voluntarily takes advantage of any bankruptcy or insolvency laws, or (C) is adjudicated a bankrupt, or
          (D) makes an assignment for the benefit of creditors; (ii) within 90 days after commencement of any proceeding against the Partnership seeking reorganization, liquidation or similar relief, the proceeding has not been dismissed; (iii) the Partnership appoints a receiver or trustee for all or a part of its assets, business or property, or (iv) a petition or answer is filed proposing the adjudication of the Partnership as a bankrupt and the Partnership or the General Partner on its behalf, acting reasonably, consents to such filing or otherwise acknowledges its insolvency; or

     (e) the occurrence of any event which, under the Act, causes the dissolution of a Florida limited partnership, and the Management Committee does not approve of the continuation of the Partnership in accordance with Section 17.02.

The Partnership shall continue to exist following the happening of any of the foregoing events solely for the purpose of winding up its affairs in accordance with the Act and any other applicable laws.

17.02 SUCCESSOR PARTNERSHIP: If the Partnership is dissolved or to be dissolved, the Management Committee may approve the continuation of the business of the Partnership and reconstitute the Partnership as a successor limited partnership with one or more new General Partner(s) having the capacity to serve and who are able to meet any requirements then imposed by the Code or any rulings or regulations under the Code with respect to general partners of limited partnerships in order that the Partnership not become an association taxable as a corporation. If the Management Committee exercises the right to continue the business of the Partnership, the person(s) appointed by them as the new General Partner(s) and the Limited Partners shall execute and acknowledge an Agreement of Limited Partnership on substantially the same provisions as those contained in this Agreement, and the General Partner(s) shall execute, acknowledge and file a Certificate of Limited Partnership. The new General Partner(s) shall indicate acceptance of the appointment by the execution of the Agreement of Limited Partnership and the Certificate of Limited Partnership.

17.03 PROCEDURE ON LIQUIDATION: Unless the business of the Partnership is continued pursuant to the provisions of this Agreement, upon the dissolution of the Partnership, the General Partner or the person or persons required by law to wind up the Partnership's affairs shall cause the cancellation of the Certificate of Limited Partnership pursuant to Section 620.113 of the Act and shall liquidate the assets of the Partnership and apply the proceeds of liquidation in the order of priority provided in Section 17.04 for the fiscal year of liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of its liabilities to enable the General Partner to minimize any losses that might otherwise occur in connection with the liquidation. The General Partner may continue to operate and maintain the business and the Partnership Property after the occurrence of an event requiring dissolution of the Partnership for so long as is reasonably required in the circumstances in order to wind up the affairs of the Partnership in an orderly fashion. Upon liquidation and winding up of the Partnership, unsold Partnership Property shall be valued to determine the gain or loss which would have resulted if the Partnership Property were sold, and the Capital Accounts of the Partners which have been maintained in accordance with this Agreement shall be adjusted to reflect how the gain or loss would have been allocated if such Partnership Property had been sold at its assigned values. In all events the liquidation shall be conducted in accordance with Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

Upon completion of the liquidation of the Partnership and distribution of the proceeds, the General Partner shall file a Certificate of Cancellation with the Secretary of State.

All books and records of the Partnership shall be delivered to the General Partner upon liquidation, which shall retain the books and records for a period of not less than 7 years and shall make the books and records available to the Limited Partners for inspection and copying at its principal business office during reasonable business hours.

17.04 LIQUIDATION PROCEEDS: The proceeds from the liquidation of the assets of the Partnership and the collection of the receivables of the Partnership together with the assets distributed in kind shall be distributed in payment or satisfaction of the following matters and in the following order of priority:

     (a) first, and in priority to payment of Loan Advances and interest thereon pursuant to Article 8, to payment of debts and liabilities of the Partnership which are due and owing, except any expenses or debts which may be deferred in accordance with any agreement providing for their deferral to the extent the Partnership expects to subsequently receive proceeds which can be used to satisfy the expenses and debts;

     (b) second, to the setting up of reserves as determined by the General Partner for the purpose of disbursing the reserves in payment of any contingent liabilities or obligations of the Partnership, and, at the expiration of the reserve period, the balance of the reserves, if any, shall be distributed as liquidating proceeds received at the end of the reserve period;

     (c) third, to the Partners in payment of Loan Advances and interest thereon in accordance with the provisions of Article 8;

     (d) fourth, to the Partners in accordance with the provisions of Section 9.01;

17.05 LIQUIDATION STATEMENT: Each Partner shall be furnished with a statement prepared by the General Partner or the Accountant setting forth the assets and liabilities of the Partnership as at the date of liquidation.

              ARTICLE 18 - LIABILITY & INDEMNIFICATION OF PARTNERS,
                   OUTSIDE ACTIVITIES & WARRANTIES OF PARTNERS

18.01 RETURN OF CAPITAL CONTRIBUTION: The General Partner shall not be personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership Property.

18.02 GP LIABILITY FOR ACTS OR OMISSION: From and after the Effective Date, the performance or omission of any act by the General Partner or its Affiliates, including any act in its capacity as TMP, in the good faith belief that such person was acting within the scope of its authority under this Agreement on behalf of the Partnership or in furtherance of the Partnership's interests, shall not subject the General Partner or its Affiliates to any liability to the Partnership or the Partners. The foregoing shall not relieve the General Partner or any of its Affiliates from liability for gross negligence, fraud or wilful misconduct.

18.03 INDEMNIFICATION OF GENERAL PARTNER: From and after the Effective Date, the Partnership shall indemnify and hold harmless the General Partner (including any person who has served as General Partner) and its Affiliates from and against any claim, loss, expense, liability, action or demand incurred by any of the General Partner and its Affiliates in respect of any omission to act or for any act performed by any of them, including any act or omission performed in the General Partner's capacity as TMP, in the good faith belief that such person was acting or refraining from acting within the scope of its authority under this Agreement on behalf of the Partnership or in furtherance of the Partnership's interests, including, without limitation, reasonable fees and expenses of litigation and appeal (including, without limitation, reasonable fees and expenses of attorneys engaged in defence of any act or omission), except that the foregoing indemnity shall not extend to claims, losses, expenses, liabilities, actions or demands incurred by reason of the gross negligence, fraud or wilful misconduct of the General Partner or any of its Affiliates.

18.04 LIMITED PARTNERS' "INTERNAL" LIABILITY: Unless otherwise specifically provided in this Agreement, the Limited Partners shall be liable to each other for their respective obligations and liabilities under this Agreement, as follows:

     (a) each of the Partners comprising the Great Gulf Group will be jointly and severally liable, as between and amongst themselves, for an amount which is equal to the aggregate of their Percentage Interests of the liability of any one or more of the Partners comprising the Great Gulf Group to any one or more of the Partners comprising the Allan Group; and

     (b) each of the Partners comprising the Allan Group will be jointly and severally liable, as between and amongst themselves, for an amount which is equal to the aggregate of their Percentage Interests of the liability of any one or more of the Partners comprising the Allan Group to any one or more of the Partners comprising the Great Gulf Group.

18.05 MUTUAL INDEMNIFICATION: If the Limited Partners are jointly, or jointly and severally liable for any obligations (including under any guarantee), or deemed statutorily, by common law, or by judgement of a court or other tribunal or board having jurisdiction to be jointly or jointly and severally liable for any obligations, in each case where such obligations relate to the Partnership or the Partnership Property, the respective liability of each of the Limited Partners, as between themselves, shall be limited in accordance with their respective Percentage Interests and be as more particularly provided in Section
18.04. For all purposes of this Section 18.05 the obligations and liabilities of each of the Limited Partners comprising the Great Gulf Group under the AmSouth Guarantees shall be considered and be deemed to be obligations for which the Limited Partners are jointly and severally liable.

In the event that, notwithstanding the foregoing provisions of this Section, any Limited Partner (hereinafter in this Section called the "NON-DEFAULTING PARTY") shall in fact pay moneys pursuant to any demand from any third party under any liability in any amount(s) in excess of its Percentage Interest thereof as aforesaid (the others of the Limited Partners which shall have paid no money or shall not have paid its Percentage Interest thereof as aforesaid, being referred to in this Section as the "DEFAULTING PARTIES"), each of the Defaulting Parties shall pay to the Non-Defaulting Party its Percentage Interest of the excess amount of money so paid by the Non-Defaulting Party on demand as aforesaid, together with accrued interest thereon from the date the Non-Defaulting Party paid such money to the date that such Defaulting Party repays such money to the Non-Defaulting Party at the rate of 5% per annum in excess of the Prime Rate as published from time to time by the Wall Street Journal, provided that the obligation to pay such interest shall be subject to the provisions of Section 8.07.

Each of the Limited Partners (herein called the "INDEMNIFYING PARTNER") hereby indemnifies and shall forever save harmless each other Limited Partner (herein called the "INDEMNIFIED PARTNER") within 10 days of written demand being made therefor by an Indemnified Partner, to the extent of that portion of all moneys which the Indemnified Partner has paid or may be required to pay or liability to which it is or may become subject by reason of any such joint or joint and several liability (for greater certainty, including without limitation under the AmSouth Guarantees) or by reason of any actions, proceedings, liability, claims, damages, costs and expenses in relation thereto or arising therefrom, which is in excess of such Indemnified Partner's Percentage Interest of such moneys or liability and which has been paid or incurred by such indemnified Partner.

Each of the General Partner and the Partnership hereby indemnifies and shall forever save harmless each of the Limited Partners comprising the Great Gulf Group (herein called the "INDEMNIFIED PARTY") within 10 days of written demand being made therefor by an Indemnified Party, to the extent of that portion of all moneys which the Indemnified Party has paid or may be required to pay or liability to which it is or may become subject by reason of the AmSouth Guarantees or by reason of any actions, proceedings, liability, claims, damages, costs and expenses in relation thereto or arising therefrom.

18.06 OUTSIDE ACTIVITIES OF PARTNERS: Save and except only as provided in
Section 18.07, nothing restricts or shall be deemed to restrict in any way the right of any Partner or any of its Affiliates to engage in any activity or possess any interest in any business, venture or other person, in each case of any nature, whether independently or with any other person (including any other Partner) including, without limitation, the acquisition, ownership, development, management, operation, brokerage and sale of real property, whether or not adjacent to or competitive with the real property included in the Partnership Property. Subject only to the provisions of Section 18.07, no Partner will have any liability or obligation to account to the Partnership or any other Partner in any way for such other activities or interests or for the profits, proceeds, benefits or other advantages derived from such other activities or interests. A Partner shall not by reason of owning its Partnership Interest have any interest in any other property owned by any other Partner or any business or venture engaged in by any other Partner, whether or not similar to the business of the Partnership.

18.07 OTHER PROPERTIES: For purposes of this Section 18.07, "TARGET PROPERTY" means any real property or any interest in any real property which is located within the area designated as Lakeside Villages (also designated as Villages of Lakeside) in the vicinity of Orlando, Florida. If any one or more Partners or any of their respective Affiliates, acquire or receive any Target Property (whether by way of beneficial ownership, an interest in the revenues to be derived therefrom or any other interest directly or indirectly in any other manner whatsoever) such acquisition or receipt shall be and is hereby deemed to be made on behalf of the Partnership and the Target Property shall constitute Partnership Property which the said Partner(s) or applicable Affiliates are holding in trust exclusively for the Partnership. Each Partner whose Affiliate so acquires or receives any Target Property shall ensure that such Affiliate holds the same on and subject to the provisions of this Agreement. For greater certainty, the receipt of commercially reasonable brokerage commissions for the sale of a Target Property shall not constitute an interest in the revenues to be derived from a Target Property nor shall such receipt constitute any other interest directly or indirectly in any other manner whatsoever in a Target Property.

The Partner(s) who or whose Affiiiate(s) acquire or receive any Target Property shall give written notice of the proposed acquisition or receipt by it or its Affiliate(s), as applicable (including reasonable particulars thereof), to the Management Committee prior to completion of the proposed acquisition or receipt thereof.

The Management Committee shall have the right in its sole discretion to determine within 45 days of receipt of the written notice provided for above, that the Partnership does not desire the proposed acquisition or receipt of the Target Property to be made on behalf and at the cost of the Partnership and:

     (a) if the Management Committee does so determine, then the said Partner may or, if applicable, may permit its Affiliate to, proceed to complete the proposed acquisition for its own account and not in trust for the Partnership or otherwise as Partnership Property and the Partnership shall cease to have any rights with respect to the said Target Property; and

     (b) if the Management Committee does not so determine, then each Partner or, if applicable, its Affiliate(s), who proceeds to acquire the said Target Property will hold the same as Partnership Property in trust for, and fully account to the Partnership in respect of, such Target Property.

     Any determination to be made by the Management Committee as contemplated in this Section shall:

     (i) if the Partner giving the notice of the proposed acquisition to the Management Committee is a member of the Great Gulf Group, be either by the affirmative vote of at least 4 of the 5 members of the Management Committee present at a meeting of the Committee, or the written approval of at least 4 of the 5 members of the Committee; and

     (ii) if the Partner giving the notice of the proposed acquisition to the Management Committee is a member of the Allan Group, be either by the affirmative vote of at least 3 of the 5 members of the Management Committee present at a meeting of the Committee, or the written approval of at least 3 of the 5 members of the Committee.

18.08 WARRANTIES OF PARTNERS: Each of the Partners represents and warrants to each of the other Partners that other than as provided for in this Agreement:

     (a) it is the absolute and beneficial owner of it's Partnership Interest, with a good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges and other encumbrances or rights of others whatsoever; and

     (b) no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase of or to otherwise acquire from such Partner it's Partnership Interest or any part thereof or interest therein.

                     ARTICLE 19 - SPECIAL POWER OF ATTORNEY

19.01 APPOINTMENT: Subject to the restrictions of Sections 10.04 and 10.08, each of the Limited Partners, by its execution of this Agreement hereby irrevocably makes, constitutes and appoints the General Partner and any successor or substituted General Partner or agent(s) duly appointed in accordance with the provisions of this Agreement, its true and lawful attorney-in-fact for it and in its name, place and stead and for its use and benefit, from time to time:

     (a) to make, file and record all agreements amending this Agreement, as now or hereafter amended, that may be appropriate to reflect or effect, as the case may be:

          (i) a change of the name or the location of the Principal Place of Business;

          (ii) the Transfer or acquisition of any Partnership Interest by a Partner in any manner permitted by this Agreement;

          (iii) a person becoming a substituted or additional Limited Partner as permitted by this Agreement;

          (iv) a change in any provision of this Agreement effected by the exercise by any person of any right or rights hereunder;

          (v)  a correction of a scrivener's error; and

          (vi) the dissolution and termination of the Partnership pursuant to this Agreement;

     (b) to make certificates, affidavits, instruments and documents required by, or appropriate under, the laws of Florida in connection with the use of the name of the Partnership by the Partnership; and

     (c) to make certificates, instruments, and documents which the Limited Partners are required to make, or which are appropriate for the Limited Partner to make, under the laws of Florida to reflect:

          (i) any changes in or amendments to this Agreement, or pertaining to the Partnership, of any kind referred to in this Section 19.01; and

          (ii) any other changes in or amendments to this Agreement, but only if and when the consent thereto has been obtained from the Limited Partners as required by Section 23.11.

Each of the agreements, certificates, affidavits, instruments and documents made pursuant to paragraph (a) through (c) of this Section shall be in the form that the General Partner and counsel for the Partnership deem appropriate. The powers conferred by this Section to make agreements, certificates, affidavits, instruments and documents shall be deemed to include without limitation the powers to sign, execute, acknowledge, swear to, verify, deliver, file, record or publish them.

19.02 IRREVOCABILITY/EXERCISE: The power of attorney granted pursuant to Section 19.01:

     (a) is a special power of attorney coupled with an interest and is irrevocable;

     (b)  may be exercised by the General Partner as attorney-in-fact; and

     (c) shall survive the Transfer by a Limited Partner of its Partnership Interest or any part thereof, except that where the purchaser, transferee or assignee of such Partnership Interest with the consent of the General Partner is admitted as a substituted Limited Partner, the power of attorney shall survive the Transfer for the sole purpose of enabling the attorney-in-fact to execute, acknowledge and file any agreement, certificate, instrument or document necessary to effect the substitution.

                              ARTICLE 20 - SECURITY

20.01 CROSS CHARGE: To secure the due payment of all monies and interest thereon (including interest on overdue amounts) being from time to time owing by a Limited Partner to the others and the performance of its obligations contained in this Agreement, each Limited Partner (hereinafter called the "MORTGAGOR PARTNER") hereby mortgages and charges as and by way of a fixed and specific mortgage and charge and grants a security interest to and in favour of the others (each of which is hereinafter called the "MORTGAGEE PARTNER"), their respective successors, and permitted assigns, in and against all the right, title and interest of the Mortgagor Partner, both present and future, in and to the Partnership Interest owned by such Mortgagor Partner, including distributions to which such Partnership Interest may become entitled pursuant to this Agreement (collectively, the "COLLATERAL"); TO HAVE AND TO HOLD the Collateral and all rights and revenues hereby assigned and all rights hereby conferred to the Mortgagee Partner, its successors and permitted assigns forever, but in trust nevertheless for the uses and purposes and with the powers and authorities and subject to the terms and conditions mentioned and set forth in this Article (the mortgages, charges and security interest hereby constituted being collectively called the "SECURITY"), provided that prior to the occurrence of a Default by a Mortgagor Partner hereunder, the Mortgagor Partner shall have quiet possession of the Collateral, subject to all provisions of this Agreement, but on and after the occurrence of such Default the Mortgagee Partner shall have quiet possession of the Collateral. The Security shall cease to have any force or effect on the Mortgagor Partner ceasing to own a Partnership Interest, the dissolution of the Partnership or on termination of this Agreement, whichever shall first occur and provided always that such occurrence is in accordance with the provisions of this Agreement and applicable law.

20.02 PERSON ENTITLED TO ENFORCE: The Mortgagee Partner for the time being is the person entitled to the benefit of, and to enforce, and to give a discharge of the Security.

20.03 SUBORDINATION: The Security is subject and subordinate to, and is hereby postponed in priority to, all Permitted Encumbrances but only to the extent required by the terms of such Permitted Encumbrances, and the Mortgagee Partner will execute and deliver such acknowledgements, subordinations and postponements as may from time to time be required to confirm the priority of any such Permitted Encumbrances.

20.04 FURTHER ASSURANCES: The Mortgagor Partner, at the request and expense of the Mortgagee Partner, will execute, deliver, and register in the appropriate offices of public record, in the appropriate registrable form such documents or instruments appropriate to subject the Collateral to the Security and for the due protection of the Security against claims by all subsequent transferees or encumbrancers other than under Permitted Encumbrances. Each Security shall, notwithstanding its date of execution or delivery, priority of registration or otherwise, be deemed to rank pari passu with each other Security if more than one Mortgagee Partner is proceeding to realize on the Partnership Interest of a Partner. For purposes hereof one or more Mortgagee Partners may appoint a trustee and/or agent to hold and effect the registration of the Security on its or their behalf against any one or more Mortgagor Partners, provided that such appointment shall be wholly subject to the provisions of this Agreement including, without limitation, this Article 20.

20.05 ENFORCEMENT: Whenever the Mortgagee Partner becomes entitled to exercise any of its remedies under the Security, the Mortgagee Partner may realize upon the Security and enforce its rights by any or all of the remedies herein expressly provided, and any additional remedies available to a mortgagee and secured party at law or in equity, including without limitation the following:

     (a) take possession of the Collateral, including the right to have, receive, demand, collect, and sue for all amounts which are from time to time owing in respect of the Collateral;

     (b) sale of the Collateral (including the right of such Mortgagee Partner to bid at and become the purchaser at such sale) subject to the purchaser entering into an agreement with the continuing Partners assuming the obligations of the Mortgagor Partner under this Agreement, in form satisfactory to the continuing Partners, acting reasonably;

     (c) filing of proofs of claim and other documents to establish its claims in any proceedings relating to the Mortgagor Partner; and

     (d) all rights and remedies of a secured party under the Uniform Commercial Code, as in effect from time to time in the State of Florida.

Such remedies may be exercised from time to time separately or in combination and are in addition to and not in substitution for any rights of the Mortgagee Partner, however created.

                              ARTICLE 21 - DEFAULT

21.01 EVENTS OF DEFAULT: For the purposes of this Article 21, any of the following circumstances is a default under this Agreement (hereinafter called a "DEFAULT") with respect to a Partner:

     (a) if it shall be in default in the payment of any moneys required to be paid by it under this Agreement and such default continues for a period of 10 days after written notice thereof has been given by any other Partner; or

     (b) if it is in default under any of the provisions of this Agreement (other than provisions requiring the payment of monies) and such default shall continue for a period of 30 days after written notice thereof has been given by any other Partner, or such longer period (not to exceed 90 days) as may be required to cure such default provided that reasonable steps are taken with all due diligence to cure such default; or

     (c) if any Default has occurred with respect to such Partner under any of the Other Partnership Agreements; or

     (d) if any Partner dissolves or goes into liquidation, either voluntary or under a final order of a court of competent jurisdiction or becomes insolvent or bankrupt. For the purposes of this subparagraph (d), the insolvency or bankruptcy of a Partner shall be deemed to occur when
          (i) such Partner: (A) files a petition in bankruptcy, or (B) voluntarily takes advantage of any bankruptcy or insolvency laws, or
          (C) is adjudicated a bankrupt, or (D) makes an assignment for the benefit of creditors; (ii) within 90 days after commencement of any proceeding against the Partner seeking reorganization, liquidation or similar relief, the proceeding has not been dismissed; (iii) the Partner appoints a receiver or trustee for all or a part of its assets, business or property, or (iv) a petition or answer is filed proposing the adjudication of the Partner as a bankrupt and the Partner consents to the filing or otherwise acknowledges its insolvency; or

     (e) if a liquidator, receiver, receiver and manager, or trustee in bankruptcy be appointed to or of the Partnership Interest of any Partner or any part thereof with the consent or acquiescence of such Partner, or if appointed without the consent or acquiescence of such Partner, if such appointment shall remain unvacated and unstayed for 60 days after the date of any such appointment or such longer period as is reasonable (but not in any event exceeding 120 days) provided that throughout such period the Partner is acting with all due diligence to cure such default; or

     (f) if, except pursuant to Article 20, an encumbrancer takes possession of a Partner's Partnership Interest or any substantial part thereof, or if a distress or execution or any similar process be levied or enforced on or against such Partnership Interest and the same remains unsatisfied for the shorter of a period of 30 days or such period as would permit the same to be sold; provided that such process is not in good faith being diligently disputed by the Partner and, in that event, provided further that non-payment shall not in the reasonable opinion of any other Partner jeopardize the title to the said Partnership Interest or the Security or in any way impair the Security, and provided further that, if the Partner shall desire to contest the same, it shall also give security which, in the absolute discretion of the other Partners shall be deemed sufficient to pay in full the amount claimed in the event it shall be held to be a valid claim; or

     (g) if any financing required to be obtained pursuant to this Agreement is not obtainable as a result of the financial condition of such Partner; or

     (h) if such Partner defaults in any covenant or representation made by it with respect only to itself under any financing of the Partnership and/or the Partnership Property and all cure periods have elapsed without such default being cured by such Partner or waived by the creditor.

In this Article 21, the Partner which has defaulted is called the "DEFAULTING PARTY" and each other Partner which is not in default is called the "NON-DEFAULTING PARTY". In the event of the occurrence of more than one of the circumstances set forth in Subsections 21.01(a) to (h), inclusive, with respect to the applicable Partner each such circumstance shall be deemed to be a separate Default.

21.02 GROUP DEFAULT: Notwithstanding the provisions set out in Section 21.01, if any Partner which is a member of one of the Great Gulf Group or the Allan Group (in either case, the "SUBJECT GROUP") is the Defaulting Party, then:

     (a)  if the Default is a non-monetary default or an event of default under
          Section 21.01(b), (c), (e) or (f), the other Partners comprising the Subject Group, upon the expiry of the grace period provided for in
          Section 21.01 shall have a further period of 10 days to cure such default and upon the expiry of said 10 day period, the provisions of
          Section 21.03 shall apply with respect to all of the Partners comprising such Group if no cure has been effected, it being acknowledged and agreed that the purchase of all the Partnership Interest of the Defaulting Party by the other Partners comprising such Group and the curing by them of such Default shall be considered to be a cure; and

     (d) if the Default is a monetary default, the Subject Group as a whole shall be deemed to be in default upon the expiry of the time limit to cure such Default set out in subsection 21.01(a).

21.03 REMEDIES OF A NON-DEFAULTING PARTY: If a Default in respect of any Partner shall have occurred, until such Default is cured, any Non-Defaulting Party shall have the right to:

     (a) bring any proceedings in the nature of specific performance, injunction, or other equitable remedy, it being acknowledged by the parties hereto that damages at law may be an inadequate remedy for a default or breach of this Agreement; and/or

     (b) remedy such Default and any other default of the Defaulting Party under this Agreement or under any other agreements entered into by or on behalf of the Partnership, and shall be entitled on demand to be reimbursed by the Defaulting Party for any monies expended to remedy any such Default and any other expenses incurred by the Non-Defaulting Party, together with interest at 5% above the Prime Rate as published from time to time by the Wall Street Journal (which obligation to pay interest is subject to the provisions of Section 8.07); and in addition the Defaulting Party hereby irrevocably directs that all amounts payable by the Partnership to it pursuant to this Agreement shall be paid to the Non-Defaulting Party to the extent necessary to reimburse the Non-Defaulting Party for such moneys with interest as aforesaid; and/or

     (c) bring any action at law as may be necessary or advisable in order to recover damages; and/or

     (d) arrange, upon written notice to the Defaulting Party and the other Partners for a determination as provided in Section 21.05 hereof of the Fair Market Value of the Defaulting Party's Partnership Interest as at the month end prior to the giving of the notice requiring the determination, and either contemporaneously therewith or after such determination if it so desires, give written notice (the "PURCHASE NOTICE") to the Defaulting Party and the other Non-Defaulting Party(ies) that the Non-Defaulting Party elects to purchase the Defaulting Party's Partnership Interest at a price equal to 85% of the Fair Market Value of such Interest as so determined; and to purchase such Interest at such price, in which event the Defaulting Party shall sell and the Non-Defaulting Party shall purchase such Partnership Interest on the terms set out in Sections 21.05 and 21.06 hereof. There shall be credited against such purchase price (i) the amounts necessary to reimburse the Non-Defaulting Party for remedying the said Default together with interest at 5% above the Prime Rate as published from time to time by the Wall Street Journal (which obligation to pay interest is subject to the provisions of Section 8.07) and (ii) all costs incurred in determining the Fair Market Value of the Partnership Interest being purchased.

Any such purchase is intended as an absolute purchase and is not a transaction by way of security and does not constitute foreclosure or retention of the Interest or give rise to any equitable rights of redemption in favour of the Defaulting Party.

Upon receiving a Purchase Notice, the other Partners shall not be entitled to dispute the determination of Fair Market Value, but shall have the right, within 10 Business Days of the initial delivery of a Purchase Notice, to give a Purchase Notice to the Defaulting Party and the Non-Defaulting Party who gave the Purchase Notice, in which event each such Non-Defaulting Party who gave a Purchase Notice shall be entitled to purchase such proportion of the Defaulting Party's Partnership Interest as that Non-Defaulting Party's Percentage Interest bears to the aggregate Percentage Interests of all Non-Defaulting Parties which have given a Purchase Notice or as they may otherwise agree.

Notwithstanding anything to the contrary herein contained, if the Defaulting Party is a member of either the Great Gulf Group or the Allan Group then the other members of such Group, as applicable, shall have first rights to purchase the Partnership Interest of such Defaulting Party by so indicating in its Purchase Notice. If one or more of such other members of the relevant Group give a Purchase Notice in which it/they indicate(s) that it is exercising its first rights in accordance with this Section, then the other Partners shall be deemed not to have delivered a Purchase Notice.

A Non-Defaulting Party may exercise the option provided for in subsection 21.03(d) at any time after a Default has occurred and so long as such Default is continuing.

21.04 DISTRIBUTIONS: If a Default shall have occurred and be continuing, then until such Default has been cured, all distributions to which the Defaulting Party would otherwise be entitled shall first be paid to Non-Defaulting Parties in accordance with the provisions of Section 21.03(b) to the extent amounts have been advanced (including interest accrued thereon) on behalf of the Defaulting Party, and the balance, if any, shall be deposited by the Partnership or the General Partner on its behalf in an interest-bearing trust account at a chartered bank pending the curing of the Default and be applied in payment of the Defaulting Party's liabilities to the Partnership or the Non-Defaulting Parties.

21.05 DETERMINATION OF FAIR MARKET VALUE: The Defaulting Party and a Non-Defaulting Party or Parties which has sent a Purchase Notice will negotiate in good faith for a period of 10 days after the Defaulting Party's receipt of the Purchase Notice in an attempt to agree upon the Fair Market Value of the Defaulting Party's Partnership Interest. If the Defaulting Party and the Non-Defaulting Party or Parties are unable to so agree within such 10 day period then each of them shall, within 10 days of the date by which they were to have agreed on the Fair Market Value of the Defaulting Party's Partnership Interest, appoint a qualified appraiser who is not an Affiliate of any of them, with not less than 10 years experience in the practice of residential and commercial real property valuation. Each of the Defaulting Party(ies) and the Non-Defaulting Party(ies) shall then, within 10 days of the appointment of such appraisers submit to both of them in writing its estimate of the Fair Market Value of the Defaulting Party's Partnership Interest. The appraisers shall be instructed to select the estimate which in their opinion is closest to the actual Fair Market Value of the Defaulting Party's Partnership Interest (determined by the appraisers acting as experts and not as arbitrators) and to advise the Defaulting Party and the Non-Defaulting Party(ies) of their selection within 30 days of the later of their receipt of the Defaulting Party's and the Non-Defaulting Party's estimate. The estimate selected by the appraisers shall be deemed to be the Fair Market Value of the Defaulting Party's Partnership Interest. If the two appraisers are unable to agree on the estimate of Fair Market Value of the Defaulting Party's Partnership Interest which they are to select within the 30 day period, then they shall, within 10 days of the expiration of such 30 day period, appoint a third appraiser who is not an Affiliate of any of the Defaulting Party and the Non-Defaulting Party(ies) and the other two appraisers and who shall, acting alone, select the estimate of Fair Market Value of the Defaulting Party's Partnership Interest which in his opinion is closest to the actual Fair Market Value of the Defaulting Party's Partnership Interest within 15 days of his appointment.

In the event that one party fails to select an appraiser or fails to submit an estimate of Fair Market Value in accordance with the foregoing, the other party's estimate of the Fair Market Value of the Defaulting Party's Partnership Interest shall be final and binding on all parties.

The appraisers shall have access to the Partnership's books and records and the Defaulting Party and the Non-Defaulting Party will co-operate with the appraisers and provide all information and documents requested by them.

21.06 CLOSING ARRANGEMENTS:

(a) Any transaction of purchase and sale required to be completed in accordance with the foregoing provisions of this Article 21 shall be completed at noon on the day 90th clear day after the first delivery by a Non-Defaulting Party of a Purchase Notice pursuant to Section 21.03(d) or, if the Fair Market Value of the Defaulting Party's Partnership Interest has not been determined, 90 clear days after determination of the Fair Market Value of the Defaulting Party's Partnership Interest pursuant to Section 21.05 (or on the Business Day next following if the day of completion is not a Business Day) and such completion (called the "CLOSING") shall take place at the Principal Place of Business or at such other place or date as the Defaulting Party and the Non-Defaulting Party may in writing agree upon.

The Non-Defaulting Party may, subject to compliance with subsection 21.05, advance the date for the Closing determined in accordance with the foregoing, to any earlier date on not less than 10 Business Days prior notice to the Defaulting Party.

(b) The provisions contained in Article 22 shall apply mutatis mutandis to the sale of a Defaulting Party's Partnership Interest pursuant to this Article 21.

21.07 SUSPENSION OF OTHER RIGHTS: On the delivery by a Non-Defaulting Party of a Purchase Notice provided for in Section 21.03(d), the Transfers permitted by Sections 11.04 and 11.06 and the provisions contained in Articles 12, 13, 14 and 15 shall be suspended to and until the Closing or the rights of the Non-Defaulting Parties and the Defaulting Party to effect a purchase and sale as a result of a Purchase Notice having been delivered are terminated, whereupon the provisions contained in the said Sections 11.04 and 11.06, Articles 12,13,14 and 15 shall revive.

21.08 LOSS OF PARTICIPATION: Upon a Partner becoming a Defaulting Party and notwithstanding any other provisions of this Agreement, it shall have no right to participate in any decision-making with respect to the Partnership, provided, however, that no such approval, action, step, decision or proceeding may be made, given or taken unless the Defaulting Party is given notice of such proposed approval, action, step, decision or proceeding, and the Defaulting Party is given the right to attend any meeting, solely for information purposes, but with no right to participate in the deliberations or decision with respect thereto.

                     ARTICLE 22 - GENERAL CLOSING PROVISIONS

22.01 APPLICATION TO OTHER SECTIONS: Except as otherwise expressly provided for in this Agreement, the provisions of this Article 22 shall apply, mutatis mutandis, to any Transfer pursuant to Articles 12, 14,15 and 21.

22.02 VENDOR'S DEBT TO PARTNERSHIP: If, at the Closing the vendor is indebted to the Partnership in an amount recorded in the books of the Partnership and verified by the Accountant then the indebtedness shall, at the exclusive option of the purchaser, either be fully repaid and discharged on or before the Closing by the vendor or the purchaser shall, out of the purchase price, pay, satisfy and discharge all or any portion of such indebtedness, and receive and take credit against the purchase price for the amount so paid on account of the indebtedness and the vendor hereby agrees to same. The amount so deducted, if any, shall reduce payments on account of the purchase price required to be made (as provided for elsewhere in this Agreement) in inverse order of maturity.

22.03 RELEASE OF GUARANTEES, ETC:

(a) If, at the Closing the vendor or any person for or on behalf of the vendor, has any guarantees, securities or covenants lodged with any person or bank to secure an indebtedness, liability or obligation of the Partnership, then the purchaser shall use its best efforts to deliver-up, or cause to be delivered-up, to the vendor, and cancel or cause to be cancelled, such guarantees, securities and/or covenants upon the Closing and to the extent applicable, the Partnership shall co-operate with respect thereto.;

(b) If, notwithstanding the exercise of "best efforts" the release of any such guarantees, securities or covenants is not obtained, then the purchaser shall deliver to the vendor and/or the person(s) which shall have provided such guarantee, security or covenant, an indemnity in writing in form reasonably satisfactory to the vendor indemnifying each of them and their respective heirs, executors, administrators, successors and assigns from any and all claims, demands, expenses, damages, liabilities and suits, paid, suffered or incurred by them with respect to and as a result of the terms of such guarantee, security or covenant.

22.04 PAYMENT, DOCUMENTS, ETC. FOR CLOSING: At the Closing:

(a) each purchaser shall assume, from and after the Closing, all obligations and liabilities of the vendor in connection with the Partnership Interest or portion thereof being acquired which have arisen pursuant to the provisions of this Agreement and shall indemnify the vendor in connection therewith. At the Closing, all amounts due by the vendor to a purchaser (including, without limitation, any amount referred to in Sections 18.05 and/or 21.03 and any amount necessary to reimburse the purchaser for remedying any Default of the vendor) shall be settled and set-off or paid in full.

(b) each purchaser shall pay to the vendor the required amount of the purchase price payable on Closing in cash, bank draft or by certified cheque, and as evidence of the unpaid balance, if any, of the purchase price, deliver to the vendor a promissory note for such unpaid balance which note shall be drawn in accordance with the provisions of this Agreement relating to the payment of the said unpaid balance of the purchase price.

There shall be deducted from the purchase price payable by a purchaser to a vendor as otherwise determined in accordance with the provisions of this Agreement, all amounts owing by the vendor to such purchaser together with the amount of any liabilities of a vendor assumed by the purchaser at Closing (provided that the appropriate release for such liability is received by the vendor) and/or which are subject to a right of set-off as provided for in
Section 22.02(a). The vendor shall, on request of a purchaser, effect the discharge of any security then outstanding (other than security constituting Permitted Encumbrances) to the extent the Partnership Interest of the vendor constitutes collateral under such security.

(c) the vendor shall deliver an assignment from the vendor to the purchaser(s) of the vendor's Partnership Interest, together with such instruments and documents, consents and acknowledgements (in each case to be reasonably satisfactory to the purchaser(s) as may be necessary or reasonably desirable to give effect to the sale and transfer of such Partnership Interest (collectively, the "TRANSFER DOCUMENTS").

The Transfer Documents shall be legally sufficient to convey the Partnership Interest of the vendor to the purchaser(s).

(d) do all other things required in order to effectively convey and deliver title to the Partnership Interest to the purchaser free and clear of any and all liens, claims, security interests and any other encumbrances of others whatsoever and to fully comply with the intent of this Agreement; however, if contrary to the provisions hereof the Partnership Interest is not free and clear of all encumbrances of others, the purchaser (without prejudice to any other right which it may have) may at its sole option complete the purchase of the Partnership interest subject to such encumbrances, in which case the purchaser shall assume all obligations and liabilities with respect to such encumbrances. The purchaser shall receive and take credit against the purchase price for the amount so assumed and the vendor hereby agrees to same. The amount so deducted, if any, shall reduce payments on account of the purchase price required to be made (as may be provided for elsewhere in this Agreement) in order of maturity.

22.05 PURCHASER AS VENDOR'S ATTORNEY: If, at the Closing, the vendor shall fail to deliver the Transfer Documents to the purchaser, the purchaser shall be and is hereby irrevocably constituted as the duly appointed agent and lawful attorney of the vendor with full power to prepare, execute, complete and deliver in the name and on behalf of such vendor, all such assignments and other documents as may be necessary to effectively transfer and assign the vendor's Partnership Interest or part thereof being sold to the purchaser, and upon delivery to the Partnership of such Transfer Documents, the Partnership may receive the said purchase price and shall thereupon cause the name of the purchaser to be entered in the register as holder of the said Partnership Interest and shall hold the said purchase price in trust for the vendor. The receipt of the Partnership for the said purchase price shall be good discharge to the purchaser and after its name has been entered in the register in purported exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person. Such appointment and power of attorney shall not be revoked by the dissolution, winding-up, bankruptcy or insolvency of the vendor and the vendor hereby ratifies and confirms and agrees to ratify and confirm all that the purchaser may lawfully do or cause to be done by virtue of the provisions hereof. The vendor hereby irrevocably consents to the assignment and transfer of its Partnership Interest or part thereof made pursuant to the provisions of this Section.

22.06 APPROVAL OF TRANSFER: Effective as at the Closing and provided the transfer or assignment of the Partnership Interest is permitted pursuant to the provisions of this Agreement, the General Partner shall effect registration of the required transfer of the Partnership Interest.

                      ARTICLE 23 - MISCELLANEOUS PROVISIONS

23.01 NOTICES: Any notice, payment, demand or other communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be effectively given if delivered, sent by facsimile or, if postal services are then operating regularly, sent by prepaid registered or certified mail, to the respective addresses and facsimile numbers of a Partner as set forth opposite its name in the attached Exhibit A or to such other address or facsimile number as any Partner may from time to time specify by written notice to the Partnership. Any notice may at any time be waived by the person entitled to receive the notice.

Notwithstanding the foregoing, all payments to be made by the Partnership to a Partner shall be sent to such address or deposited directly into such bank account maintained by such Partner, in the United States as such Partner requests and failing such request shall be sent to the address of such Partner as set forth opposite its name in the attached Exhibit A.

Any such notice or other communication shall be deemed to have been given and received for all purposes: (a) when delivered, on the day the notice or other communication is delivered personally to the party or to an officer of the party to whom the same is directed; (b) if sent by facsimile, on the day transmitted provided such transmission occurs prior to 4:00 p.m. on a Business Day and otherwise it will be deemed to have been given and received on the next Business Day after transmission; and (c) if mailed as aforesaid, 5 Business Days following the day on which it is post marked; provided, however, that in the event of an interruption of normal mail service it shall be deemed to have been given and received on the 5th Business Day following the day on which normal mail service is restored.

23.02 NOTICE OF CLAIMS: Each of the Partners shall notify the others of any notice, document, claim, demand, right or cause of action asserted, threatened or instituted against it (other than by a Partner or the Partnership) which could adversely affect the Partnership Interest of any other Partner or which involves the performance of this Agreement or the Partnership (including any of the Partnership Property). Any such notification to the other Partners shall include delivery of a copy the relevant notice, claim or other document.

23.03 CERTIFICATES OF COMPLIANCE: Each Partner shall, within 10 days of written demand signed by the Partnership or any other Partner, execute and deliver to a third party designated by the Partnership or such other Partner a certificate addressed to such third party stating whether such Partner is aware of any defaults on the part of the Partnership or the other Partner who requested the certificate, or of the initiation of any of the purchase and sale procedures described in Articles 11, 12, 13, 14, 15, 20 or 21 by any Partner, and any other information as to compliance herewith as may reasonably be requested.

23.04 RIGHTS OF PARTNERS INDEPENDENT: The rights available to the Partnership and the Partners under this Agreement and at law shall be deemed to be several and not dependent on each other, and each such right shall be accordingly construed as complete in itself and not by reference to any other such right. Any one or more of such rights may be exercised separately or in any combination by the Partnership or by a Partner, as applicable, from time to time, and no such exercise shall exhaust the rights or preclude any other Partner from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

23.05 CONFIDENTIALITY: Each of the Partners shall keep in strict confidence and shall not disclose to any person who is not a party hereto, any and all information obtained with respect to the Partnership, the Partnership Property and the Partners unless and until the written consent of the Partners is obtained or such disclosure is required for purposes of enforcement of the provisions of this Agreement or the exercise of the rights of a Partner hereunder.

All reports and other information referable to the Partnership or the Partnership Property received by the Partners or any officers, directors, shareholders or other representative of a Partner shall be considered to have been received on an absolutely confidential basis and accordingly shall not be disclosed to any other person whatsoever, save and except only as permitted in the immediately preceding paragraph.

23.06 SECTION AND OTHER CAPTIONS: Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of any part of this Agreement. The division of this Agreement into Articles, Sections, subsections, paragraphs and subparagraphs and the insertion of headings and an index is for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. All references in this Agreement to Articles or Sections are to the relevant Articles or Sections of this Agreement, unless otherwise stated.

23.07 "IN THIS AGREEMENT", "HEREOF", "HEREIN", ETC.: The terms "in this Agreement", "hereof", "herein", "hereto" "hereunder" and similar expressions refer to this Agreement in its entirety (as the same may be amended or restated from time to time) and not to any particular Article, Section or other portion hereof, unless the context clearly indicates the contrary.

23.08 SEVERABILITY: Every provision of this Agreement is intended to be severable. If one or more of the provisions of this Agreement or the application thereof to any person or circumstance is determined to any extent to be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof or the application thereof to persons or circumstances other than those as to which it is held to be invalid, illegal or unenforceable, shall not be affected or impaired thereby. All paragraphs and subparagraphs hereof are declared to be separate and distinct provisions of this Agreement.

23.09 BUSINESS DAYS: Whenever any payment to be made hereunder shall be stated to be due or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Business Day, such payment shall be made or such action shall be taken on the next following Business Day, and in the case of payment of a monetary amount, the extension of time shall be included for the purposes of computation of interest, if any, to be paid thereon.

23.10 CALCULATION OF INTEREST & FEES: In calculating the amount of any interest payable hereunder, any period for which such amounts are to be calculated shall include the first day thereof and exclude the last day thereof, provided payment is made on such day.

23.11 AMENDMENTS: The General Partner may submit to the Partners in writing by registered or certified mail the text of any proposed amendment to this Agreement and a statement by the proposer of the purpose of the amendment. Any amendment shall be adopted if, within 90 days after the mailing of the amendment to all Partners, the General Partner shall have received written approval of the amendment from Partners having in the aggregate Percentage Interests: (i) of more than 50% of all the Percentage interests held by the Partners comprising the Great Gulf Group, and (ii) of more than 50% of all the Percentage Interests held by the Partners comprising the Allan Group. A written approval may not be withdrawn or voided once it is filed with the General Partner. A Partner filing a written objection may thereafter file a valid written approval. The date of adoption of an amendment to this Agreement made pursuant to this Section shall be the date on which the General Partner shall have received the requisite written approvals.

A proposed amendment which is not adopted may be resubmitted. If a proposed amendment is not adopted, a written approval received with respect to the amendment shall become void and shall not be effective with respect to any resubmission of the proposed amendment.

Notwithstanding the foregoing provisions of this Section, no amendment may, without the prior written approval of all Partners, (i) enlarge the obligations of any Partner under this Agreement, (ii) enlarge the liability of the General Partner to the Limited Partners, (iii) amend this Section, (iv) alter the Partnership in a manner that will result in the Partnership no longer being classified as a "partnership" for federal income tax purposes or (v) reduce any requirements for the prior approval of the Limited Partners set forth in this Agreement.

23.12 GOVERNING LAW: This Agreement and the rights of the Partners shall be governed by and performed, interpreted and enforced exclusively in accordance with the laws of the State of Florida including the federal laws of the United States applicable therein, and the Act as now in effect shall govern and supersede any provision of this Agreement which would otherwise be in violation of the Act.

23.13 WAIVER OF ACTION FOR PARTITION: Each of the Partners irrevocably waives, during the term of the Partnership and during the period of its liquidation following any dissolution, any right which the Partner may have to maintain an action for partition with respect to any assets of the Partnership.

23.14 COUNTERPART EXECUTION: This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.

23.15 PARTIES IN INTEREST:, Every provision contained in this Agreement shall be binding upon and, subject to the provisions contained in Article 11, inure to the benefit of and be enforceable by the successors and assigns of the parties but only to the extent that they are permitted successors and assigns pursuant to the terms hereof.

23.16 INTEGRATED AGREEMENT: This Agreement (including the Schedules hereto) and all other agreements, instruments and documents delivered pursuant to, or provided for in, this Agreement constitute the whole and entire agreement and understanding of the parties hereto with respect to the matters contemplated or provided herein and supersedes and replaces all prior agreements and understandings, whether written or oral, governing the rights and obligations between and amongst the Partners or any of them in connection with the Partnership. There are no restrictions, promises, covenants, representations, warranties, undertakings or agreements, whether written, oral, collateral or otherwise, with respect to the matters contemplated or provided for herein other than those expressly set forth or otherwise expressly provided for herein.

23.17 NO ORAL MODIFICATION: No consent, modification or waiver of this Agreement or any part of it shall be valid or effective unless in writing and signed by the party or parties sought to be charged; and no waiver of any condition, breach of or default in the performance by a party or parties of its or their obligations under this Agreement shall be deemed or construed to be a waiver of any other condition, breach of or default in the performance by such party or parties of its or their obligations under this Agreement. For greater certainty, failure on the part of a party hereto to complain of any breach or default by, or of any act or failure to act of, any one or more of the other parties hereto or to declare the other party or parties hereto in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The giving of a consent or waiver by a party hereto in any one instance shall not limit or waive the necessity to obtain such party's consent or waiver in any future instance.

23.18 FURTHER ASSURANCES: Each of the parties shall at all times and from time to time, forthwith upon every reasonable request to do so by any other party, make, do, execute and deliver, further and other acts, deeds, things, documents, instruments, conveyances and assurances whatsoever for more effectually implementing and carrying out the true intent and meaning of this Agreement.

23.19 TIME OF THE ESSENCE: Time shall be deemed to be of the essence with respect to all time limits provided for in this Agreement.

23.20 NUMBER AND GENDER: In construing this Agreement, where the context so requires or indicates, words in the singular shall include the plural and vice-versa, and words importing the feminine shall include the masculine and the neuter and vice-versa, and the rest of the sentence shall be construed as if the grammatical and terminological changes thereby rendered necessary had been made.

IN WITNESS WHEREOF each of the undersigned has duly executed and delivered this Agreement of Limited Partnership and, notwithstanding the actual date of such execution and delivery agrees to be bound by this Agreement with effect on and as of the Effective Date.

ASHTON WOODS FLORlDA L.L.C.             ELLY NEVADA, INC.
Per:                                    Per:



-------------------------------------   ----------------------------------------
    Authorized Signing Officer              Authorized Signing Officer


NORMAN NEVADA, INC.                     LARRY NEVADA, INC.
Per:                                    Per:



-------------------------------------   ----------------------------------------
    Authorized Signing Officer              Authorized Signing Officer


BRUCE NEVADA, INC.                      HARRY NEVADA, INC.
Per:                                    Per:



-------------------------------------   ----------------------------------------
    Authorized Signing Officer              Authorized Signing Officer


SEYMOUR NEVADA, INC.                    HAYDN NEVADA, INC.
Per:                                    Per:



-------------------------------------   ----------------------------------------
    Authorized Signing Officer              Authorized Signing Officer


GRANT-ALLAN ENTERPRISES INC.            R.A.INVESTMENT HOLDINGS INC.
Per:                                    Per:



-------------------------------------   ----------------------------------------
    Authorized Signing Officer              Authorized Signing Officer